 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290163

PROSPECTUS SUPPLEMENT
(To prospectus dated September 19, 2025)

Largo Inc.

Up to $60,000,000

Common Shares

We have entered into an At The Market Offering Agreement (the "Sales Agreement") with H.C. Wainwright & Co., LLC ("Wainwright"), dated January 7, 2026, relating to the sale of our common shares from time to time offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares having an aggregate offering price of up to $60 million from time to time through Wainwright, acting as our sales agent.

Our common shares are listed on the Nasdaq Capital Market and on the Toronto Stock Exchange (the "TSX") under the symbol "LGO". On January 5, 2026, the closing price of our common shares on the Nasdaq Capital Market was $1.14 per common share, and the closing price our common shares on the TSX was C$1.58 per common share. The TSX has conditionally approved the listing of common shares with a total value of US$60 million issuable pursuant to this prospectus supplement, subject to the Company fulfilling all of the listing requirements of the TSX. Notification of the offering pursuant to the Sales Agreement has been provided to The Nasdaq Stock Market LLC ("Nasdaq").

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the "U.S. Securities Act"), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright is not required to sell any specific number or amount of our common shares, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

No sales of our common shares under this prospectus supplement will be made in Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

Wainwright will receive from us a commission equal to 3.0% of the gross sales price of all shares sold through it under the Sales Agreement. In connection with the sale of common shares on our behalf, Wainwright may be deemed to be an "underwriter" within the meaning of the U.S. Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts.

We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. However, we have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the U.S. Securities Act.

An investment in our securities involves a high degree of risk. Please read "Risk Factors" on page S-18 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is January 7, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), utilizing a "shelf" registration process. Under the shelf registration process, we may from time to time sell our common shares having an aggregate offering price of up to $60 million under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this "prospectus," we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Wainwright have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We are not, and Wainwright is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted.

We are not offering to sell, or seeking offers to buy, common shares in Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of common shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

Unless otherwise indicated in this prospectus supplement and the accompanying prospectus all dollar amounts and references to "$" are to U.S. dollars and references to "C$" are to Canadian dollars. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. On January 5, 2026, the Bank of Canada daily rate of exchange was $1.00 = C$1.38.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to "we," "us," "our" or similar terms, as well as references to "Largo" or the "Company" refer to Largo Inc., either alone or together with our subsidiaries.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include references to trade names and trademarks of other companies, which trade names and trademarks are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain certain statements that are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act and applicable securities laws. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "may," "will," "could," "leading," "intend," "contemplate," "shall," and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements about:

• there is substantial doubt about the Company's ability to continue as a going concern;

• the Company's sales operations and anticipated sales of vanadium products, ilmenite and TiO2;

• the timing and amount of estimated future production and sales;

• costs of future activities and operations;

• the extent of capital and operating expenditures;

• eventual production from the Ilmenite Plant and/or the titanium project;

• the Company's ability to sell ilmenite, titanium dioxide pigment, V2O5 or other vanadium commodities on a profitable basis;

• the Company's ability to produce V2O5, FeV and V2O3 according to customer specifications;

• expectations regarding the continuity of mineral deposits;

• future prices of V2O5, V2O3, TiO2, FeV, and ilmenite;

• future production at the Company's Maracás Menchen Mine;

• the extent and impact of global freight delays and higher inventory transit time;

• the realization of the anticipated benefits of previously announced transactions or other expectations after the completion of previously announced transactions;

• the competitiveness of the Company's investment in vanadium flow battery technology in the long duration energy storage systems market;

• the Company's ability to maintain, protect and develop its intellectual property and technology;

• the adoption of vanadium flow battery technology generally in the market;

• the cost of producing and implementing the vanadium flow battery technology;

• the impact of the ongoing conflict between Russia and Ukraine, including the potential for broader economic disruption;

• the results in the Company's Technical Report including resource estimates;

• expectations regarding any environmental issues that may affect planned or future exploration and development programs and the potential impact of complying with existing and proposed environmental laws and regulations;

• receipt and timing of third party approvals;

• government regulation of mineral exploration and development operations in Brazil;

• expectations regarding any social or local community issues in Brazil that may affect planned or future exploration and development programs; and

• statements in respect of V2O5, V2O3, TiO2, ilmenite, and LDES systems demand and supply; and

• tariffs imposed on imports from the jurisdictions in which we operate.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. Nothing in this prospectus supplement and the accompanying prospectus should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements. The Company does not give any assurance that it will achieve its expected results and does not undertake any duty to update these forward-looking statements, except as required by law.

You should read carefully the risk factors described in this prospectus supplement and the documents incorporated by reference in this prospectus supplement for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common shares. You should pay special attention to the risks and uncertainties identified under the captions "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements" and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 40-F (or Form 20-F, as applicable), when determining whether an investment in our common shares is appropriate for you.

General

Largo is a globally recognized supplier of high-quality vanadium and ilmenite products, sourced from its world-class Maracás Menchen Mine in Brazil. As one of the world's largest primary vanadium producers, Largo produces critical materials that empower global industries, including steel, aerospace, defense, chemical, and energy storage sectors. The Company is committed to operational excellence and sustainability, leveraging its vertical integration to ensure reliable supply and quality for its customers.

Largo is also strategically invested in the energy storage sector through its 50% ownership of Storion Energy, a joint venture with Stryten Energy LLC focused on scalable domestic electrolyte production and battery stack manufacturing for utility-scale vanadium flow battery long-duration energy storage solutions in the U.S.

The Maracás Menchen Project is the Company's sole material project for the purposes of National Instrument 43-101 Standards of Disclosure for Mineral Projects. The Maracás Menchen Project consists of the currently operating Maracás Menchen Mine (Campbell Pit) and includes a number of other deposits being explored throughout the project area. The Maracás Menchen Mine is our principal operating asset and has accounted for substantially all of our revenues since commencing operations in 2014. The Company is governed pursuant to the Business Corporations Act (Ontario) ("OBCA") and its common shares are listed on the TSX under the symbol "LGO" and on the Nasdaq Capital Market under the symbol "LGO".

The current Technical Report, effective as of January 30, 2024, describes the Maracás Menchen Mine (Campbell Pit) as a large-scale vanadium and titanium project with Proven Mineral Reserves of 48.67 million tonnes at an average grade of 0.64% V2O5 and 7.46% TiO2 and with Probable Mineral Reserves of 52.36 million tonnes with an average grade of 0.50% V2O5 and 7.52% TiO2. The Maracás Menchen Mine currently produces V2O5 equivalent and ilmenite products from the Campbell Pit and effective as of January 30, 2024 had an estimated mine life of 31 years. Based on the current mine plan and the successful development of the NAN, SJO, NAO, and GAN deposits, mining is planned to begin in 2032 at the conclusion of mining at the Campbell Pit. The Technical Report outlines a robust supply of vanadium, ilmenite and titanium through various proposed operational scenarios over the project life, including total LOM V2O5 equivalent production of 346.6 kt, ilmenite concentrate production of 7,766.6 kt and TiO2 pigment production opportunity of 2,499 kt.

Largo is currently one of the lowest cost primary producers of V2O5 in the world due to the characteristics of the Maracás Menchen Mine's ore body and our operating efficiency. Largo is solely responsible for the global sales, distribution and marketing of its vanadium products through its established team of sales professionals, but relies on a third party institution for distribution and delivery of products to final customers. See "General Development of the Business - Three Year History - Operations", and "Description of the Business - Marketing and Distribution" in the Company's latest Annual Information Form included as Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended December 31, 2024, filed on March 28, 2025 (the "AIF").

The Company also has a portfolio of secondary projects consisting of (i) the Campo Alegre de Lourdes project, vanadiferous titano-magnetite property in Bahia, Brazil, (ii) the Northern Dancer Project, a tungsten and molybdenum property in Yukon, Canada and (iii) Currais Novos, a tungsten project in Rio Grande do Norte, Brazil. As of the date of this prospectus supplement, none of these projects are operational and the Company does not consider any of these projects to be material properties.

Energy Storage Investment

The Company's investment in energy storage exists through its wholly-owned subsidiary, Largo Clean Energy Corp. ("LCE"), based in Wilmington, Massachusetts and its involvement in the Storion JV (as defined below). In August 2023, we announced that LCE was exploring and evaluating potential strategic alternatives in the power generation markets globally. On December 19, 2024, the Company announced the signing of definitive agreements between LCE and Stryten Critical E Storage, LLC, an affiliate of Stryten Energy LLC, to establish a joint venture in Storion Energy, which intends to become a leading manufacturer of domestically produced vanadium electrolyte and remove other barriers to entry in the flow battery manufacturing industry (the "Storion Transaction"). Following the closing of the Storion Transaction in January of 2025, LCE owns 50% of Storion Energy and participates in the LDES sector through its investment in Storion Energy LLC (the "Storion JV").

Vanadium flow batteries can be preferred for use over non-vanadium-based LDES applications in densely populated and risk sensitive areas as the electrolyte solution used in these systems is non-volatile, as it is neither flammable nor explosive as a result of its high-water content. Vanadium flow batteries also have a comparatively long- life cycle due to the non-degrading properties of vanadium. The applications of the vanadium flow battery include, but are not limited to:

• Renewable Integration: Enabling the shift of renewable generated electricity to align with consumer demand by storing and delivering clean energy to consumers or businesses when the renewables are otherwise not producing power.

• Utilities/Grid Optimization: Storing energy when electricity lines, substations, and other equipment have excess bandwidth and then discharge to handle power quality and ancillary services, which allows for delaying or avoiding upgrades of T&D assets.

• Microgrids: Providing microgrids and island energy systems with a reliable source of clean energy, potentially enabling a full transition away from conventional generation with fossil fuels. Vanadium flow batteries also provide a source of power for microgrids when access to neighboring grids is unavailable.

• Commercial and Industrial Energy Independence: Enabling a transition away from conventional fossil fuels utilizing long-duration renewable energy storage integration. Vanadium flow batteries can serve as excellent surrogates for balancing and reserves of PV and wind integration for commercial and industrial applications.

• EV Charging Integration: Reducing grid demands through ultra-fast 350kW charging. The inherent non-flammability of vanadium flow batteries allows for installation near occupied structures like vehicle service stations, office parks, or parking garages.

Marketing and Distribution

Vanadium Sales

The Company is responsible for the marketing and distribution of all vanadium production including VPURE® Flake and Powder, VPURE+® Flake and Powder. Global supply of vanadium is relatively concentrated and is not readily sold on global marketplaces. Benchmark prices are generally based on the Fastmarkets Metal Bulletin or the CRU Indices. However, due to the supply and demand characteristics of vanadium, pricing is often difficult to ascertain and is subject to wide fluctuations, see "Risk Factors - Risks Related to the Business and Operations - Our business is highly dependent upon the price of V2O5 and FeV and our ability to produce V2O5 and FeV at the required customer specifications" in the Company's AIF. Global demand for vanadium is not as robust as compared to other minerals and so the marketing of vanadium products and the identification of key consumers and markets is critical to the distribution and sale of vanadium.

Our commercial team, operating under Largo Ireland, Largo USA and LVMSA, have successfully built out the Company's global sales capacity for all vanadium products having sold 9,600 tonnes (inclusive of 416 tonnes of purchased material) of V2O5 equivalent in 2024. Mr. Francesco D'Allesio, Chief Commercial Officer of Largo, is tasked with leading and implementing the Company's global sales and trading strategy.

The vanadium sales cycle commences in the fourth quarter of the year coincident with the main industry conferences in Europe and the United States. The Company intends to commit the majority of its anticipated annual vanadium production to annual sales contracts with remaining vanadium production being committed to spot sales.

During 2024, the price of V2O5 in Europe ranged from $6.53 to $5.37 per pound and, as at September 30, 2025, the average price posted by Fastmarkets Metal Bulletin was $5.54 per pound.

Ilmenite Sales

Ilmenite pricing is very dependent on its quality and recognition in the market. Publications such as FerroAlloysNet offer more than 15 prices for this commodity in China according to TiO2 content and origin. During its ramp-up phase, Largo production and commercial teams are working closely with end-users to maximize the value of its production. In January 2024, the Company delivered its first commercial sale of ilmenite. The transaction was based on FOB Brazil terms and shipped in containers. Going forward, the Company expects to optimize its logistics operations and costs with break-bulk shipments as well as local deliveries. In September 2025, the Company started the installation of additional flotation cell circuits to increase its capacity to 115,000mt from 42,000mt of ilmenite concentrate annually. The ilmenite circuit stopped production in September 2025 for the equipment installation but resumed operations in November 2025. Annual guidance of 25,000mt to 35,000mt of ilmenite production for 2025 is maintained.

Vanadium Flow Batteries

Demand for LDES is fast-growing as governments and large organizations push for net zero goals. While there are currently approximately 800 MWh across almost 200 vanadium flow batteries installed globally, according to Vanitec, LDES has the potential to be scaled up to 85-140 TWh by 2040 if 10% of all electricity generated would need to be stored in long duration energy at some point. (McKinsey & Company, 2021). Vanadium flow batteries have emerged as a viable long duration (> 4 hour) renewable energy storage system and are considered a cost competitive alternative to lithium-ion technology with their safe and continuous energy storage over a 20+ year life cycle with zero degradation.

Principal markets of Storion Energy's offerings are expected to be North America and Europe in the near to medium term. LDES systems are being solicited by utility companies and developers in both regions as they seek to incorporate higher percentages of renewable energy assets onto the electricity transmission systems. Commercial and industrial customers seeking to improve resiliency, power quality, and flexibility have also begun to look to vanadium flow battery solutions that have long asset life and non-volatile energy components. Microgrids continue to seek LDES as they strive to achieve 100% renewable energy targets and cope with the intermittency inherent in the power production asset class.

Intercorporate Relationships

With the exception of Storion Energy, the following chart shows our principal subsidiaries, their jurisdiction of incorporation and the percentage of voting securities we beneficially own or over which we have control or direction. We have assessed that we do not have control of Storion and accordingly it is considered to be an associate.

Notes:

(1) Under Brazilian law, a corporation must have at least two shareholders or quotaholders, as applicable. Shareholders or quotaholders, as applicable, can be individuals or legal entities.

(2) The remaining shares of Largo Vanádio de Maracás S.A. are owned by Companhia Baiana de Pesquisa Mineral, an entity controlled by the Brazilian State of Bahia. See also "Description of the Business - Material Project - Maracás Menchen Mine - Project Description, Location and Access" in the Company's AIF.

(3) Holds a 100% interest in the tungsten-molybdenum Northern Dancer Project in the Yukon, Canada.

(4) Holds a 100% interest in the tungsten tailings Currais Novos Project in Brazil.

(5) Holds explorations rights and an option to lease the iron-vanadium Campo Alegre Project in Brazil pursuant to an agreement with CPBM.

(6) Holds a 100% interest in our Maracás Menchen Mine.

(7) These entities facilitate the Company's sales and distribution capabilities. See also "Description of the Business - Marketing and Distribution" in the Company's AIF.

(8) On September 15, 2022, LPV completed a qualifying transaction (as defined in the TSXV Company Manual) with CCC. See "Three-Year History - Operations" in the Company's AIF for further details.

(9) Incorporated to hold the Company's titanium-related assets in Brazil.

(10) Established pursuant to a joint venture with Stryten Critical E-Storage, LLC, who owns the other 50% of Storion Energy, LLC.

Our annual and other filings with securities commissions or similar authorities in Canada and the United States are available under our profile on SEDAR+ at www.sedarplus.ca and our profile on EDGAR at www.sec.gov.

Recent Developments

On February 18, 2025, the Company appointed Gordon Babcock and Luis Alberto Rendon to Co-Chief Operating Officers of the Company, following the departure of Celio Pereira.

In June 2025, Storion Energy, signed a strategic supply agreement with TerraFlow Energy Operating LLC ("TerraFlow") to advance the adoption of vanadium flow batteries in the United States.

In Q2 2025, the Company signed a non-recourse factoring facility agreement for advances up to a limit of $10.0 million, with potential expansion to $30.0 million subject to customer and credit approvals. Under the terms of the agreement, the Company sells eligible accounts receivable to a third-party financial institution for advances equal to 85%. The remaining 15% is received based on customer payment terms. The factoring facility limit was increased from an initial total limit of $10.0 million to $14.4 million in July 2025.  The factoring facility is now used only for a limited number of U.S. customers.

Following receipt of a default notice from a counterparty in June 2025 for failure to deliver 900 tonnes of V₂O₅ at the scheduled time, an amended agreement was signed in October 2025 pursuant to which the Company agreed to deliver the remaining 900 tonnes of V₂O₅ by January 2026 and the counterparty was granted an option to purchase up to 500 tonnes of V₂O₅ from June 2028 to October 2028.  Delivery of the 900 tonnes of V₂O₅ to the counterparty is nearly complete.

On July 30, 2025, Executive Order 14323 was issued by President Donald Trump, increasing tariffs on imports from Brazil from 10% to 50%, effective August 6, 2025. As a result, the Company is evaluating the potential commercial impact on its vanadium product sales to U.S. customers, including high-purity and ferrovanadium products. Commercial adjustments, including a reassessment of the Company's U.S. customer strategy, may be necessary if the current tariff regime remains in place.

In August 2025, the Company secured a loan facility for a principal amount of $6.0 million (the "Facility"). The Facility is secured against the Company's equity interest in LPV, in which the Company holds a 65.7% majority stake. The Facility has a term of six months, bears interest at an annualized rate of 15%, and includes a 1% arrangement fee.

In October, 2025, the Company and its principal operating subsidiary, Largo Vanádio de Maracás S.A. ("LVMSA"), executed a binding term sheet with five Brazilian lenders (the "LVMSA Lenders") representing $84.2 million of debt to defer principal repayments to March 18, 2026 with an automatic rollover to September 18, 2026 (the "Proposed Rollover Agreement"), subject to the Company securing capital of at least CAD$30 million (or $22 million) by November 17, 2025 which the Company did by raising $23.4 million under the Registered Direct Offering and concurrent Private Placement defined below. Additionally, LVMSA agreed to provide a negative pledge over its mining rights and equipment, pay all accrued interest with future interest payments made on a quarterly basis, repay $2 million of principal with proceeds, submit LVMSA's quarterly unaudited balance sheets to the LVMSA Lenders, renegotiate its debts with suppliers, and use 80% of the capital secured greater than C$30 million for principal repayment to the LVMSA Lenders.

On October 22, 2025, we announced the closing of our registered direct offering of 14,262,309 common shares at a purchase price of $1.22 per common share for aggregate gross proceeds of US$17.4 million (the "Registered Direct Offering").

On October 22, 2025, in a concurrent Private Placement, we also sold: (i) 14,262,309 warrants (the "Private Placement Warrants") to purchase up to 14,262,309 common shares (the "Private Placement Warrant Shares"), which have an exercise price of $1.22 per share, and became exercisable immediately upon issuance with a term of five years from the date of issuance; and (ii) to Arias Resource Capital Fund III L.P. ("ARC Fund III"), an affiliate of the Company's largest shareholder, 4,918,033 common shares (the "Backstop Shares") and warrants (the "Backstop Warrants") to purchase up to 4,918,033 common shares (the "Backstop Warrant Shares")(collectively, the "ARC Backstop Commitment"). The Backstop Warrants have substantially the same terms as Private Placement Warrants described above, with certain exceptions (including, for example, the Backstop Warrants do not have a cashless exercise feature).

A portion of the ARC Backstop Commitment was advanced by way of a US$5 million secured convertible bridge loan (the "ARC Bridge Loan"), which reduced the ARC Backstop Commitment by $5 million. Upon the approval of a Financial Hardship Exemption application by the TSX, the ARC Bridge Loan automatically converted on the closing of the concurrent Private Placement into units consisting of Backstop Shares and Backstop Warrants on the same terms as the concurrent Private Placement described above. The Backstop Shares, Private Placement Warrants and the Backstop Warrants, as well as the Private Placement Warrant Shares and Backstop Warrant Shares issuable upon the exercise the Private Placement Warrants and Backstop Warrants, as applicable, were offered pursuant to the exemptions provided in Section 4(a)(2) of the U.S. Securities Act, and Rule 506(b) of Regulation D promulgated thereunder.

Wainwright served as our exclusive placement agent (the "Placement Agent") in connection with the Registered Direct Offering and concurrent Private Placement that closed on October 22, 2025. We issued compensation Warrants to the Placement Agent (the "Placement Agent Warrants") to purchase up to 998,362 common shares (the "Placement Agent Warrant Shares"), which have an exercise price equal to 125% of the offering price per common share and have a term of five years.

On November 13, 2025, our board of directors appointed J. Alberto Arias and Daniel Tellechea as its co-Chief Executive Officers effective immediately and the transition of Mr. Arias to Executive Chairman of our board of directors effective immediately. Mr. David Brace was appointed to act as Lead Director of the board of directors.

Also on November 13, 2025, the board of directors appointed Diogo Silva as the Company's Chief Financial Officer, effective December 5, 2025, succeeding David Harris, who resigned as Chief Financial Officer effective as of December 5, 2025.

On January 5, 2026, we announced entering into a binding term sheet providing for a multi-year Ex Works (EXW) contract for potential cash proceeds in excess of US$56 million, subject to final documentation, amendments to certain commercial terms, and customary conditions. We view this term sheet as an opportunity to unlock value from accumulated materials, reduce future infrastructure requirements for stockpiles and reduce disposal costs while maintaining focus on our primary vanadium business.

Custodial Agreement Dispute

Largo Resources USA Inc., our wholly owned subsidiary ("Largo USA"), and Cirque Capital Inc. ("Cirque") are parties to a Custodial Agreement, dated June 2, 2025. Under the Custodial Agreement, Largo USA hired Cirque to act as custodial agent to hold funds disbursed to Largo USA pursuant to a factoring agreement between Largo USA and Tradewind Invest LLC. Largo USA agreed to cause payments from the factoring agreement to be deposited into a custodial account and Cirque agreed to release a portion of those funds to Largo USA upon request from Largo USA. Cirque would retain a portion of the funds as a fee. In September 2025, Cirque refused to honor Largo USA's payment requests and has not released any portion of the funds to Largo USA. Largo USA and Cirque have attempted to resolve the dispute but to date, Cirque has not agreed to release funds to Largo USA.

On December 23, 2025, Largo USA filed a Demand for Arbitration with the American Arbitration Association (the "AAA") in accordance with the Custodial Agreement. It is anticipated that the AAA will serve the Demand on counsel for Largo USA and begin the process for selecting an arbitrator.  Once the AAA appoints an arbitrator, the arbitrator will request additional information about the dispute and set an initial case schedule.

Corporate Information

We are a company continued under the Business Corporations Act (Ontario). The Company was originally incorporated under the name Kaitone Holdings Ltd. in the Province of British Columbia on April 18, 1988. On September 3, 1991, the Company changed its name to Consolidated Kaitone Holdings Ltd. On May 8, 2003, the Company changed its name to Largo Resources Ltd. On June 10, 2004, the Company continued to the Province of Ontario and filed articles of amendment to amend its authorized share capital to an unlimited number of common shares. On October 17, 2014, the Company completed a consolidation of its common shares on the basis of one (1) post-consolidation common share for each ten (10) pre-consolidation common shares. On March 4, 2021, the Company completed a consolidation of its common shares on the basis of one (1) post-consolidation common share for each ten (10) pre-consolidation common shares. On November 8, 2021, the Company changed its name from Largo Resources Ltd. to Largo Inc.

The head office and registered office of the Company is located at First Canadian Place, 100 King Street West, Suite 1600, Toronto, Ontario, Canada M5X 1G5 and our telephone number is (416) 861-9797.

Emerging Growth Company

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act (the "JOBS Act"). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is $1.235 billion or more, or our non-convertible debt issued within a three year period exceeds $1 billion, or the market value of our common shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We report under the United States Securities Exchange Act of 1934, as amended ("U.S. Exchange Act"), as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the U.S. Exchange Act, we will be exempt from certain provisions of the U.S. Exchange Act that are applicable to U.S. domestic public companies, including:

• the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the U.S. Exchange Act;

• the sections of the U.S. Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

• the rules under the U.S. Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events, although we report our results of operations on a quarterly basis under the Canadian securities laws.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents, and any one of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus supplement and the accompanying prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Risk Factors

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the sections entitled "Risk Factors" in this prospectus supplement, the accompanying prospectus and "Risk Factors" in the Company's latest Annual Information Form included as Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025, incorporated by reference herein.

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Common shares offered by us	Shares having an aggregate offering price of up to $60 million.

Common shares to be outstanding after this offering	136,305,483 shares, based on 83,673,905 common shares outstanding as of January 6, 2026 and assuming sales of 52,631,578 of our common shares in this offering at an offering price of $1.14 per share, which was the last reported sale price of our common shares on the Nasdaq Capital Market on January 5, 2026. The actual number of shares issued will vary depending on the sale price under this offering.

Plan of distribution	An "at the market offering" within the meaning of Rule 415(a)(4) under the U.S. Securities Act that may be made from time to time on Nasdaq, the existing U.S. trading market for our common shares, through our sales agent, Wainwright. See "Plan of Distribution."

Use of proceeds	We intend to use the net proceeds from the sale of our common shares pursuant to this offering, if any, together with our existing cash and cash equivalents, for working capital and general corporate purposes. See "Use of Proceeds" on page S-24.

Risk factors	Investing in our common shares involves risks. See "Risk Factors" beginning on page S-18 of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein.

Income tax considerations	The common shares will be subject to special and complex tax rules for U.S. taxpayers. Holders are urged to consult their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of the common shares. See "Taxation" on page S-32 of this prospectus supplement.

TSX and Nasdaq Capital Market Symbol	"LGO"

The number of common shares to be outstanding immediately after this offering as shown above is based on 83,673,905 common shares outstanding as of January 6, 2026 and excludes the following:

  1,305,652 common shares issuable upon the vesting of restricted share units outstanding as of January 6, 2026;
  14,590,309 common shares issuable upon exercise of warrants outstanding as of January 6, 2026, at a weighted average exercise price of C$1.48 per share;  and
  1,635,913 common shares issuable upon exercise of options outstanding as of January 6, 2026 at a weighted average exercise price of C$4.24 per share.

Except as otherwise indicated, the information in this prospectus supplement reflects and assumes no vesting of restricted share units and no exercise of any of the outstanding options or warrants described above.

RISK FACTORS

Investing in our common shares is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares to lose part or all of their investment. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under "Risk Factors" in the accompanying prospectus and our Annual Report on Form 40-F for the year ended December 31, 2024 and the factors set out below in evaluating our company and its business before making an investment in our common shares.

Risks Relating to This Offering

There is uncertainty about our ability to continue as a "going concern."

There is substantial doubt about our ability to continue as a going concern. We have included disclosure in our annual audited financial statements describing material uncertainties related to our ability to continue as a going concern and the report of our independent registered public accounting firm incorporated by reference in this prospectus supplement and the accompanying prospectus contains an explanatory paragraph on our consolidated financial statements stating there is substantial doubt about our ability to continue as a going concern, meaning that we may not be able to continue in operation for the foreseeable future or be able to realize assets and discharge liabilities in the ordinary course of operations. Such material uncertainties could materially limit our ability to raise additional funds through the issuance of new equity securities or otherwise.

We incurred a net loss of $50,565,000 for the year ended December 31, 2024 (year ended December 31, 2023 - $32,358,000) and had a working capital deficit (current assets less current liabilities) of $20,972,000 (December 31, 2023 - surplus of $94,668,000). We incurred a net loss of $51,573,000 for the nine months ended September 30, 2025 (nine months ended September 30, 2024 - $37,575,000) and had a working capital deficit (current assets less current liabilities) of $78,905,000 (December 31, 2024 - deficit of $20,972,000), which includes $96,005,000 in debt maturing within the next twelve months. Subsequent to September 30, 2025, we received an executed binding term sheet with five Brazilian lenders (the "Banks") representing $84,235,000 of debt (refer to note 10 of the Company's Unaudited Condensed Interim Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2025 and 2024 (the "Q3 2025 Financial Statements") to defer principal repayments to September 18, 2026. Subsequent to September 30, 2025, we secured capital of $23,400,000 (refer to note 21 of the Q3 2025 Financial Statements).

We have experienced declining operating results and cash flows over the past two years, primarily due to lower vanadium prices, operational challenges and U.S. tariffs. For the period from December 31, 2023 to December 31, 2025, vanadium prices have decreased by approximately 9.7%, which has had a significant impact on our cash flows. We have implemented changes to address underlying operating issues and announced an operational turnaround plan and additional cost optimization incentives at the Maracás Menchen Mine in order to generate positive cash flows from operating activities. In the three months ended September 30, 2025, we had positive cash provided by operating activities before working capital items of $11,919,000 (nine months ended September 30, 2025 - $2,803,000), an improvement from the cash used by operating activities before working capital items in the three months ended September 30, 2024 of $1,994,000 (nine months ended September 30, 2024 - $2,450,000). There can be no assurance that we will have sufficient liquidity to fund operating activities and repay debt in the short term until additional financing is received and the price received for our vanadium increases. There can be no assurance that vanadium prices will increase or the other initiatives will be successful.

If we are unable to improve our liquidity position, by, among other things, raising capital through public or private offerings or reducing our expenses, we may exhaust our cash resources and will be unable to continue our operations. If we cannot continue as a viable entity, our shareholders would likely lose most or all of their investment in us. There is no assurance that sufficient financing will be available when needed to allow us to continue as a going concern. The perception that we may not be able to continue as a going concern may also make it more difficult to raise additional funds or operate our business due to concerns about our ability to meet our contractual obligations. Any inability to raise additional funds, when needed, could materially adversely affect our business, financial condition and results of operations.

Our sales of vanadium to the U.S. have been materially adversely affected by U.S. tariffs.

Our operations and financial performance may be impacted by changes in tariffs, trade restrictions, or other regulatory measures imposed by domestic or foreign governments. The increase in U.S. tariffs on imports from Brazil to the U.S. from 10% to 50% that became effective on August 6, 2025 is negatively impacting our high purity vanadium sales contracts in the U.S. The U.S. Generalized System of Preferences (GSP) program, which provided nonreciprocal, duty-free treatment for certain imports from eligible developing countries including Brazil, expired on December 31, 2020, resulting in an additional 5.5% tariff.  Failure to mitigate the negative effects of the U.S. tariffs on our business could have a material adverse impact on our operating results and financial condition. Given that developments are ongoing with respect to these tariffs and other measures, their impacts are uncertain and could adversely affect our business, financial condition and results of operations. The imposition of tariffs by the U.S. and potential retaliatory measures between governments may cause multifaceted effects on the global economy, including impacting our customers and reducing the demand for our products and services. The U.S. tariffs may also adversely impact our operations more broadly by causing supply chain disruptions, economic downturn, inflationary pressures, and uncertainty in capital markets.

An investment in our securities is speculative and you may lose your entire investment.

An investment in our securities is speculative and may result in the loss of an investor's entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

If we fail to meet all applicable Nasdaq Capital Market requirements and Nasdaq determines to delist our common shares, the delisting could adversely affect the market liquidity of our common shares, impair the value of your investment and harm our business.

Our common shares are currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other requirements. Specifically, if the bid price for our common shares closes below the minimum $1.00 per share for 30 consecutive trading days, we will be out of compliance for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2).

Though we are currently in compliance with the continued listing requirements of the Nasdaq Capital Market, there can be no guarantee that we will continue to meet the bid price or other financial requirements in the future. If we fail to continue to meet all applicable Nasdaq Capital Market requirements in the future and Nasdaq determines to delist our common shares, the delisting could substantially decrease trading in our common shares and adversely affect the market liquidity of our common shares; adversely affect our ability to obtain financing on acceptable terms, if at all, for the continuation of our operations; and harm our business. You may be unable to sell your common shares in the United States unless a market can be established or sustained. Additionally, the market price of our common shares may decline further and shareholders may lose some or all of their investment.

We will have broad discretion to use the net proceeds from this offering and the investment of these proceeds may not yield a favorable return. We may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team's judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under "Use of Proceeds." However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

If you purchase shares of our common shares sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

If the offering price per share you pay in this offering exceeds the pro forma as adjusted net tangible book value per share of our common shares, you will be immediately diluted to the extent of the difference between the amount you pay per share and the pro forma as adjusted net tangible book value per share of our common shares after giving effect to this offering. Assuming we sell an aggregate amount of $60 million in this offering at an assumed public offering price of $1.14 per share, the closing price per share of our common shares on the Nasdaq Capital Market on January 5, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.46 per share, representing a difference between the assumed public offering price per share and our pro forma as adjusted net tangible book value per share after this offering. To the extent that outstanding options are exercised or outstanding restricted stock units vest and settle, investors purchasing our common shares in this offering may experience further dilution. See the section entitled "Dilution" for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional of our common shares or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell common shares or other securities in any other offering at a price per common share that is equal to or greater than the price per common share paid by investors in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing shareholders. The price per common share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per common share in this offering.

There can be no assurance as to the liquidity of the trading market for certain securities or that a trading market for certain securities will develop.

No assurance can be given that an active or liquid trading market for our common shares will be sustained. If an active or liquid market for our common shares fails to be sustained, the prices at which such common shares trade may be adversely affected. Whether or not our common shares will trade at lower prices depends on many factors, including the liquidity of our common shares, prevailing interest rates, the markets for similar securities, general economic conditions and our financial condition, historic financial performance and future prospects.

The trading price of our common shares could be highly volatile, and purchasers of our common shares could incur substantial losses.

The trading price of the Company's common shares has been and may continue to be subject to large fluctuations which may result in losses to investors. The trading price of the Company's common shares may increase or decrease in response to a number of events and factors, including:

• changes in the market price of V2O5 or other by-product metals the Company sells;

• events affecting economic circumstances in Canada, Brazil and the United States and elsewhere;

• international trade policies and the implementation of wide-ranging, reciprocal and retaliatory tariffs, surtaxes and other similar import or export duties, or trade restrictions;

• trends in the mining and energy storage industries and the markets in which the Company operates;

• changes in financial estimates and recommendations by securities analysts;

• acquisitions, investments, divestitures and financings;

• quarterly variations in operating results;

• compliance with new and existing regulations, including with respect to water and tailings management and greenhouse gas emissions;

• the actions of other companies in the mining industry;

• the sale of a large number of the Company's common shares; and

• the operating and share price performance of other companies that investors may deem comparable.

Wide price swings are currently common in the markets on which the Company's securities trade. This volatility may adversely affect the prices of our common shares regardless of the Company's operating performance.

In addition, the market price of the Company's common shares that become listed and posted for trading on the TSX, the Nasdaq Capital Market or any other stock exchange may be affected by many variables not directly related to the Company's results and not within the Company's control, including developments that affect the market for all resource sector shares, the breadth of the public market for the Company's common shares that become listed and posted for trading on the TSX, the Nasdaq Capital Market, or any other stock exchange, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company's share price may be volatile in the future and may decline below the price paid for securities offered hereunder. Accordingly, investors may not be able to sell their securities at or above the price paid for securities offered hereunder.

Sales of a substantial number of our common shares in the public market could cause the trading price of our common shares to fall.

Sales of a substantial number of our common shares in the public market could occur at any time. If our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our common shares in the public market, the market price of our common shares could decline significantly.

Shares issued upon the exercise of stock options outstanding under our stock option plan or pursuant to future awards granted under that plan will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules and Rule 144 under the U.S. Securities Act.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by Wainwright after delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common shares offered hereby will be sold in "at the market offerings," and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to its U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, are not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our securities as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the U.S. Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of our common shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use the multijurisdictional disclosure system ("MJDS") adopted by the United States and Canada. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a "passive foreign investment company" ("PFIC") for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company's income, expenses and assets from time to time and the nature of the activities performed by the Company's officers and employees. Based on the composition of the Company's income and the value of its assets as reported for financial statement purposes for the first three quarters of 2025, the Company does not believe that it is classified as a PFIC for its taxable year ending December 31, 2025. However, the Company's financial statements for the fourth quarter of 2025, which are necessary for such determination, have yet to be prepared, nor has the Company engaged such an analysis applying U.S. federal income tax rules, which may vary from financial accounting rules. Although the Company does not expect to be a PFIC for the current year, the determination as to whether the Company is a PFIC for any given year depends on the composition of the Company's income, expenses and assets for the entire years and, therefore, the Company cannot definitively ascertain whether it will be classified as a PFIC for the current taxable year. Prospective investors should carefully read the discussion under the heading "Taxation" for more information and consult their own tax advisors regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

As we are an Ontario company, it may be difficult for U.S. shareholders to effect service on us or to realize on judgments obtained in the United States.

We are incorporated under the laws of Ontario, Canada, most of our directors and officers are residents of Canada, and most or all of our assets and the assets of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the U.S. upon us or upon such persons who are not residents of the U.S., or to realize in the U.S. upon judgments of U.S. courts predicated upon civil liabilities under U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or us predicated solely upon such civil liabilities.

We can give no assurances that we will ever pay any dividends on our common shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our common shares.

We have never paid dividends on our common shares and have no intention of paying any dividends in the near future. Whether we pay any dividends in the future will depend on our financial condition, results of operations, and other factors that we will consider. Any return to investors is expected to come, if at all, only from potential increases in the price of our common shares. There is no guarantee that our common shares will appreciate in value or even maintain the price at which shareholders have purchased them. In addition, the payment of dividends in the future, if any, will be made at the discretion of our board of directors.

USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of our common shares sold and the market prices at which they are sold. If the full amount of $60 million covered by this prospectus supplement is sold, the net proceeds to us will be $58 million. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of our common shares pursuant to this offering, if any, together with our existing cash and cash equivalents, for working capital and for general corporate purposes.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the heading "Risk Factors" in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

CAPITALIZATION

The following table presents the number of our issued and outstanding common shares and our consolidated cash and cash equivalents and capitalization as at September 30, 2025 on:

• an actual basis;

• on a proforma basis, to give effect to: (i) the issuance of 14,262,309 common shares at the closing of the Registered Direct Offering on October 22, 2025; and (ii) the proceeds of the ARC Bridge Loan, and issuance of 4,918,033 Backstop Shares (including common shares issued upon conversion of the ARC Bridge Loan), at the closing of the concurrent Private Placement on October 22, 2025; and

• on an as adjusted basis assuming that an aggregate of 52,631,578 common shares are sold at a price of $1.14, the last reported sale price of our common shares on the Nasdaq Capital Market on January 5, 2026, for aggregate gross proceeds of $60 million.

The table below assumes no exercise of the Backstop Warrants to purchase up to 4,918,033 Backstop Warrant Shares issued in the concurrent Private Placement that closed on October 22, 2025.

The adjustments present the expected impact on the number of our issued and outstanding common shares, our consolidated cash and cash equivalents and our capitalization as at September 30, 2023 of the issuances described above and after the payment by us of Wainwright's compensation and our estimated transaction expenses. The information below has been derived from and should be read in conjunction with, and is qualified in its entirety by, our interim consolidated financial statements as at and for the nine months ended September 30, 2025 and management's discussion and analysis thereon, incorporated by reference into this prospectus supplement. Figures are in thousands of U.S. dollars except share data.

(In thousands of U.S. dollars, except share data)	Actual	Pro forma	Pro forma as adjusted (1)

Cash	$7,847	$31,247	$97,247
Equity
Issued capital	$413,193	$436,593	$496,593
Common shares, unlimited authorized shares, without par value; 64,132,680 shares issued and outstanding, actual; 83,313,022 shares issued and outstanding, pro forma; 135,944,600 shares issued and outstanding, pro forma as adjusted
Equity reserves	$11,469	$14,910	$17,381
Accumulated other comprehensive (loss) income	$(117,756)	$(117,756)	$(117,756)
Deficit	$(176,685)	$(176,685)	$(176,685)
Equity attributable to owners of the Company	$130,221	$153,621	$213,621
Non-controlling interest	$6,066	$6,066	$6,066
Total Equity	$136,287	$159,687	$219,687

Pro forma as adjusted assumes and gives effect to the issuance of 52,631,578 common shares to be offered from time to time under this prospectus supplement at an assumed price of $1.14 per common share (being the last reported sale price of our common shares on the Nasdaq Capital Market on January 5, 2026) and the payment by us of Wainwright's compensation and our estimated transaction expenses. In light of the continuous distribution nature of this at-the-market offering, there can be no assurance that we will in fact issue all or any number of the 52,631,578 common shares offered under this prospectus supplement or, if we do issue any common shares under this prospectus supplement, that they will be issued at $1.14 per share. The figures provided in the "Pro forma as adjusted" column are thus solely for illustrative purposes.

The number of common shares to be outstanding after this offering is based on an aggregate of 64,132,680 common shares outstanding as of September 30, 2025, plus: (i) 14,262,309 common shares issued in the Registered Direct Offering that closed on October 22, 2025, and (ii) 4,918,033 Backstop Shares issued in the concurrent Private Placement that closed on October 22, 2025.

The table above excludes, as of that date:

• 1,912,651 common shares issuable upon the vesting of restricted share units;

• 328,000 common shares issuable upon exercise of warrants at a weighted average exercise price of CAD$13.00 per share; and

• 1,666,171 common shares issuable upon exercise of options at a weighted average exercise price of CAD$4.28 per share.

DILUTION

If you invest in our common shares, your interest will be diluted to the extent the price per share you pay in this offering exceeds the pro forma as adjusted net tangible book value per share of our common shares immediately after you purchase shares in this offering. As of September 30, 2025, our net tangible book value was approximately $136,287, or approximately $2.13 per share, based on 64,132,680 common shares outstanding as of September 30, 2025. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of our common shares outstanding as of September 30, 2025.

Our pro forma net tangible book value as of September 30, 2025, was $159,687 million or $1.91 per common share. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common shares outstanding as of September 30, 2025, after giving effect to: (i)  the issuance of 14,262,309 common shares at the closing of the Registered Direct Offering on October 22, 2025 for proceeds, before expenses, of approximately $16.1 million; and (ii) the proceeds of the ARC Bridge Loan, and issuance of 4,918,033 Backstop Shares (including common shares issued upon conversion of the ARC Bridge Loan), at the closing of the concurrent Private Placement on October 22, 2025 for proceeds, before expenses, of approximately $5.6 million.

After giving effect to (A) the pro forma adjustments described above and (B) the sale of our common shares in the assumed aggregate amount of $60 million at an assumed offering price of $1.14 per common share, which is the last reported sale price of our common shares on the Nasdaq Capital Market on January 5, 2026, and after deducting estimated offering expenses and commissions payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been $219,687 million, or $1.61 per share. This represents an immediate increase in net tangible book value of $0.30 per share to our existing shareholders and an immediate dilution in pro forma as adjusted net tangible book value of $0.47 per share to new investors in this offering.

The following table illustrates this calculation on a per common share basis:

Assumed public offering price per share		$1.14
Net tangible book value per share at September 30, 2025	$2.13
Increase per share attributable to pro forma adjustments	$(0.22)
Pro forma net tangible book value per share on September 30, 2025	$1.91
Increase in net tangible book value per share attributable to the offering	$0.31
Pro forma as adjusted net tangible book value per share after giving effect to the offering		$1.60
Dilution per share to new investors in this offering		$0.46

The table above assumes for illustrative purposes that an aggregate of 52,631,578 common shares are sold at a price of $1.14 per common share, the last reported sale price of our common shares on the Nasdaq Capital Market on January 5, 2026, for aggregate gross proceeds of $60 million less expenses of approximately $2 million. The common shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.14 per share shown in the table above, assuming all of our common shares in the aggregate amount of $60 million are sold at that price, would increase our as adjusted net tangible book value per share after the offering to $1.81 per share and would increase the dilution in pro forma net tangible book value per share from the offering price to new investors in this offering to $0.17 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.14 per share shown in the table above, assuming all of our common shares in the aggregate amount of $60 million are sold at that price, would decrease our adjusted net tangible book value per share after the offering to $1.23 per share and would result in an increase in pro forma net tangible book value per share from the offering price to new investors in this offering to $0.59 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only. The dilution per share to new investors purchasing our common shares in this offering will depend on the number and price of our common shares that are sold in this offering.

The number of common shares to be outstanding after this offering is based on an aggregate of 64,132,680 common shares outstanding as of September 30, 2025, plus: (i) 14,262,309 common shares issued in the Registered Direct Offering that closed on October 22, 2025, and (ii) 4,918,033 Backstop Shares issued in the concurrent Private Placement that closed on October 22, 2025.

The table above excludes, as of that date:

• 1,912,651 common shares issuable upon the vesting of restricted share units;

• 328,000 common shares issuable upon exercise of warrants at a weighted average exercise price of CAD$13.00 per share; and

• 1,666,171 common shares issuable upon exercise of options at a weighted average exercise price of CAD$4.28 per share.

To the extent that outstanding warrants or options are converted or exercised or other shares or securities convertible or exercisable into shares are issued, investors purchasing our common shares in this offering may experience further dilution. In addition, we may choose to issue additional common shares, or securities convertible into or exchangeable for common shares, in the future. The issuance of these securities could result in further dilution for investors purchasing our common shares in this offering.

DESCRIPTION OF SECURITIES

Common Shares

Our articles authorize the issuance of an unlimited number of common shares, without par value. As of January 6, 2026, we had 83,673,905 common shares outstanding.

A description of the common shares we are offering pursuant to this prospectus supplement is set forth under the heading "Description of Share Capital" starting on page 18 of the accompanying prospectus. The description of our capital shares is a summary and is qualified in its entirety by reference to our articles. For a complete description, you should refer to our articles a copy of which is on file with the SEC.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Wainwright on January 7, 2026. Under the terms of the Sales Agreement, we may offer and sell up to $60 million of our common shares from time to time through Wainwright. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at the market offerings" as defined in Rule 415(a)(4) under the U.S. Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law and subject to approval of such transaction by the TSX, as required.

We may designate the maximum amount of common shares to be sold through Wainwright on a daily basis or otherwise as we and Wainwright agree and the minimum price per common share at which such common shares may be sold. We may instruct Wainwright not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of common shares upon notice and subject to other conditions. We are not offering to sell, or seeking offers to buy, common shares in Canada or through the facilities of the TSX or any other exchange or market in Canada.

We will pay Wainwright a commission, in cash, at a fixed rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of Wainwright's legal counsel in an amount not to exceed $75,000, in addition to the reimbursement of up to $5,000 per due diligence update session for the fees of counsel to Wainwright. We estimate that the total expenses for the offering, excluding compensation payable to Wainwright under the terms of the Sales Agreement, will be approximately $200,000.

Settlement for sales of common shares will occur on the first business day following the date on which any sales are made (or such shorter settlement cycle as may be in effect pursuant to Rule 15c6-1 under the U.S. Exchange Act from time to time), or on such other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in the prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Wainwright will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common shares on our behalf, Wainwright will be deemed to be an "underwriter" within the meaning of the U.S. Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the U.S. Securities Act.

We have also granted Wainwright a right of first refusal to act as the sole book-running manager, sole underwriter or sole placement agent, as applicable, for future public offering or private offering or capital-raising financing of equity, equity-linked or debt securities by us or any of our subsidiaries following the date of the Sales Agreement and until the 12-month anniversary of date of first sale of common shares pursuant to this prospectus supplement, subject to FINRA Rule 5110(g)(6)(A).

The offering of our common shares pursuant to the Sales Agreement will terminate as permitted therein. We may terminate the Sales Agreement at any time upon 10 business days prior notice.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement. Wainwright and its affiliates have provided and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In October 2025, Wainwright acted as placement agent for our Registered Direct Offering and Private Placement and received customary compensation.  In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.  This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to our Form 6-K and is incorporated by reference in this prospectus supplement.

The prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute the prospectus electronically.

TAXATION

Material Canadian Federal Income Tax Considerations

The following is, as of the date of this prospectus supplement, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Canadian Tax Act"), generally applicable to an investor who acquires our common shares ("Shares") pursuant to this offering and who, for the purposes of the Canadian Tax Act and at all relevant times, deals at arm's length with the Company, is not affiliated with the Company and who acquires and holds the Shares as capital property, (a "Holder"). Generally, the Shares will be considered to be capital property to a Holder thereof provided that the Holder does not use the Shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (i) that is a "financial institution" for the purposes of the mark-to-market rules contained in the Canadian Tax Act; (ii) that is a "specified financial institution" as defined in the Canadian Tax Act; (iii) if an interest in such a Holder is a "tax shelter" or a "tax shelter investment," each as defined in the Canadian Tax Act; (iv) a holder that reports its "Canadian tax results," as defined in the Canadian Tax Act, in a currency other than Canadian currency; or (v) that has or will enter into a "derivative forward agreement" or a "synthetic disposition arrangement", as those terms are defined in the Canadian Tax Act, with respect to the Shares. In addition, this summary does not address the deductibility of interest by a holder who has borrowed money to acquire Shares. Such Holders should consult their own tax advisors with respect to the consequences of acquiring Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that (i) is a corporation resident in Canada and (ii) is (or does not deal at arm's length for the purposes of the Canadian Tax Act with a corporation resident in Canada that is), or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of Shares, controlled by a non-resident person (or a group of non-resident persons that do not deal at arm's length with each other for purpose of the Tax Act) for purposes of the "foreign affiliate dumping" rules in section 212.3 of the Canadian Tax Act. Such Holders should consult their own tax advisors with respect to the consequences of acquiring Shares.

This summary is based upon the current provisions of the Canadian Tax Act and the regulations thereunder (the "Regulations"), in force as of the date hereof and the Company's understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the "CRA"). This summary takes into account all specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals"), and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders of Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Shares pursuant to this offering, having regard to their particular circumstances.

All amounts in a currency other than the Canadian dollar relevant in computing a Holder's liability under the Canadian Tax Act with respect to the acquisition, holding or disposition of Shares must generally be converted into Canadian dollars using the single daily exchange rate quoted by the Bank of Canada for the day on which the amount arose or such other rate of exchange that is acceptable to the CRA.

Residents of Canada

The following section of this summary applies to a Holder who, for the purposes of the Canadian Tax Act, is or is deemed to be resident in Canada at all relevant times (a "Canadian Resident Holder"). Certain Canadian Resident Holders whose Shares might not constitute capital property may in certain circumstances make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to deem the Shares, and every other "Canadian security" as defined in the Canadian Tax Act, held by such Canadian Resident Holder, in the taxation year of the election and each subsequent taxation year to be capital property. Canadian Resident Holders should consult their own tax advisors regarding this election.

Dividends

Dividends received or deemed to be received on the Shares will be included in computing a Canadian Resident Holder's income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of "taxable dividends" received from "taxable Canadian corporations"(each as defined in the Canadian Tax Act). An enhanced dividend tax credit will be available to individuals in respect of "eligible dividends" designated by the Company to the Canadian Resident Holder in accordance with the provisions of the Canadian Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

Dividends received or deemed to be received by a corporation that is a Canadian Resident Holder on the Shares must be included in computing its income but generally will be deductible in computing its taxable income. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a taxable dividend received by a Canadian Resident Holder that is a corporation as proceeds of disposition or a capital gain. A Canadian Resident Holder that is a corporation should consult its own tax advisors having regard to its own circumstances. A Canadian Resident Holder that is a "private corporation" as defined in the Canadian Tax Act and certain other corporations controlled, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) generally will be liable to pay an additional tax on dividends received or deemed to be received on the Shares to the extent such dividends are deductible in computing taxable income. Such additional tax may be refundable in certain circumstances.

Dispositions of Shares

Upon a disposition (or a deemed disposition) of a Share, a Canadian Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such Share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such Share, to the Canadian Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading "Capital Gains and Capital Losses."

The adjusted cost base to a Canadian Resident Holder of a Share acquired pursuant to this offering will be averaged with the adjusted cost base of any other of the Company's common shares held by such Canadian Resident Holder as capital property for the purposes of determining the Canadian Resident Holder's adjusted cost base of each common share.

Capital Gains and Capital Losses

A Canadian Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a "taxable capital gain") realized in the year. Subject to and in accordance with the provisions of the Canadian Tax Act, a Canadian Resident Holder is required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a taxation year from taxable capital gains realized in the year by such Canadian Resident Holder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year to the extent and under the circumstances described in the Canadian Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Shares by a Canadian Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such shares or shares substituted for such shares to the extent and in the circumstances specified by the Canadian Tax Act. Similar rules may apply where a Canadian Resident Holder that is a corporation is a member of a partnership or beneficiary of a trust that owns such shares directly or indirectly through a partnership or a trust. Canadian Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Canadian Resident Holder that is: (i)  throughout the relevant taxation year a "Canadian-controlled private corporation" or (ii) at any time during the relevant taxation year a "substantive CCPC" (each, as defined in the Canadian Tax Act) may also be liable to pay an additional refundable tax on its "aggregate investment income" (as defined in the Canadian Tax Act) for the year which will include taxable capital gains.

Minimum Tax

Capital gains realized and dividends received by a Canadian Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to minimum tax under the Canadian Tax Act. Such Canadian Resident Holders should consult their own advisors with respect to the application of minimum tax.

Non-Residents of Canada

The following section of this summary is generally applicable to a Holder who, for the purposes of the Canadian Tax Act, and at all relevant times: (i) has not been and will not be deemed to be resident in Canada; and (ii) does not use or hold the Shares or in the course of, carrying on a business, or part of a business, in Canada, each a Non-Canadian Holder. Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on business in Canada and elsewhere or that is an "authorized foreign bank" as defined in the Canadian Tax Act. Such a Non-Canadian Holder should consult its own tax advisors.

Dividends

Dividends on the Shares paid or credited or deemed to be paid or credited to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. Under the Canada-United States Income Tax Convention (1980) (the "Treaty"), as amended, the rate of withholding tax on dividends paid or credited to a Non-Canadian Holder who is resident in the U.S. for purposes of the Treaty, is entitled to the full benefits under the Treaty and beneficially owns the dividend, or a U.S. Holder, is generally limited to 15% of the gross amount of the dividend or 5% in the case of a Non-Resident Holder that is a corporation entitled to full benefits under the Treaty beneficially owning at least 10% of the Company's voting shares. Not all persons who are residents of the U.S. for purposes of the Treaty will qualify for the benefits of the Treaty. Non-Canadian Holders that are resident in the U.S. are advised to consult their tax advisors in this regard. The rate of withholding tax on dividends is also reduced under other bilateral income tax treaties or conventions to which Canada is a signatory.

Dispositions of Shares

A Non-Canadian Holder generally will not be subject to tax under the Canadian Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Share nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless the Share constitutes "taxable Canadian property" to the Non-Canadian Holder thereof for purposes of the Canadian Tax Act, and the gain is not exempt from Canadian federal income tax pursuant to the terms of an applicable tax treaty.

Generally the Shares acquired pursuant to this offering will not be "taxable Canadian property" to a Non-Canadian Holder if the common shares of the Company are listed on a "designated stock exchange", as defined in the Canadian Tax Act (which currently includes Nasdaq) at the time of disposition, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Non-Canadian Holder, persons with whom the Non-Canadian Holder did not deal at arm's length, partnerships in which the Non-Canadian Holder or persons with whom the Non-Canadian Holder did not deal at arm's length held a membership interest (either directly or indirectly through one or more partnerships), or the Non-Canadian Holder together with all such persons, owned 25% or more of the Company's issued shares of any class or series of the Company's shares; and (ii) more than 50% of the fair market value of such shares was derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, "Canadian resource properties" (as defined in the Canadian Tax Act), "timber resource properties" (as defined in the Canadian Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, a common share may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Canadian Tax Act. Even if the Shares are taxable Canadian property to a Non-Canadian Holder, such Non-Canadian Holder may be exempt from tax under the Canadian Tax Act on the disposition of such Shares by virtue of an applicable income tax treaty or convention.

A Non-Canadian Holder's capital gain (or capital loss) in respect of Shares that constitute or are deemed to constitute taxable Canadian property (and are not "treaty-protected property" as defined in the Canadian Tax Act) will generally be computed and included in income in the manner described above under the subheadings "Residents of Canada - Dispositions of Shares" and "Residents of Canada - Capital Gains and Capital Losses".

Non-Canadian Holders whose Shares may be taxable Canadian property should consult their own tax advisors.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CANADIAN OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Shares acquired pursuant to this offering. The term "Shares" as used in this summary refers to common shares of the Company.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of securities pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of the securities acquired pursuant to this offering that is for U.S. federal income tax purposes:

• a citizen or individual resident of the United States;

• a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

• an estate whose income is subject to U.S. federal income taxation regardless of its source; or

• a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired the securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold the securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the securities.

Passive Foreign Investment Company Rules

If we are considered a "passive foreign investment company" within the meaning of Section 1297 of the Code (a "PFIC") at any time during a U.S. Holder's holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the "PFIC income test") or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "PFIC asset test"). "Gross income" generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, "passive income" does not include any interest, dividends, rents, or royalties that are received or accrued by us from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax under the "Default PFIC Rules Under Section 1291 of the Code" discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of the securities are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of the securities.

In particular, and without limiting the foregoing, the Company does not believe that it was a PFIC  for its most recent taxable year or that it will be for future taxable years.  A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year, and as a result, our PFIC status may change from year to year. The total value of our assets for purposes of the asset test generally will be calculated using the market price of the Shares, which may fluctuate considerably. Fluctuations in the market price of the Shares may result in us being a PFIC for any taxable year. Because of the uncertainties involved in establishing our PFIC status, there can be no assurance regarding whether we currently are treated as a PFIC, or may be treated as a PFIC in the future. If we are classified as a PFIC in any year during which a U.S. Holder holds the securities, we generally will continue to be treated as a PFIC as to such U.S. Holder in all succeeding years, regardless of whether we continue to meet the PFIC income test or PFIC asset test discussed above.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of the securities will depend on whether such U.S. Holder makes a "qualified electing fund" or "QEF" election (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to the Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a "Non-Electing U.S. Holder") will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the securities and (b) any excess distribution received on the securities. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the securities, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of the securities of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such securities (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the securities. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds the securities, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such securities were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder's holding period for the Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

If we determine that we are a PFIC for this year or any future taxable year, we currently expect that we would provide the information necessary for U.S. Holders to make a QEF Election. U.S. Holders should consult with their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of the securities, and the availability of certain U.S. tax elections under the PFIC rules.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to the Sharesonly if such shares are marketable stock. The Shares generally will be "marketable stock" if the Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Shares are "regularly traded" as described in the preceding sentence, such shares are expected to be marketable stock. There can be no assurance that the Shares will be "regularly traded" in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules. The balance of this discussion generally assumes that a Mark-to-Market Election may be made with respect Shares.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Shares as of the close of such tax year over (b) such U.S. Holder's tax basis in such securities. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder's adjusted tax basis in the Shares, over (ii) the fair market value of such securities (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of such securities, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the securities cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of securities that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the securities are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses the securities as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such securities.

In addition, a U.S. Holder who acquires securities from a decedent will not receive a "step up" in tax basis of such securities to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the securities.

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of the Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Shares, but is subject in its entirety to the special rules described above under the heading "Passive Foreign Investment Company Rules."

Distributions on Shares

In general, subject to the PFIC rules discussed above, the gross amount of any distribution received by a U.S. Holder with respect to the Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Company's current and accumulated earnings and profits, as determined under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated "earnings and profits," such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in such securities and thereafter as gain from the sale or exchange of such securities (see "Sale or Other Taxable Disposition of the Shares" below). However, because the Company does not expect to maintain calculations of the Company's earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes.

Subject to applicable limitations and provided the Company is eligible for the benefits of the US Treaty or the Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate US Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company is not classified as a PFIC in the tax year of distribution or in the preceding tax year. Any amount of distributions treated as dividends generally will not be eligible for the dividends received deduction available to certain corporate U.S. Holders in respect of dividends received from U.S. corporations.

Distributions to a U.S. Holder with respect to the Shares may be subject to Canadian non-resident withholding tax. Any Canadian withholding tax paid will not reduce the amount treated as received by the U.S. Holder for U.S. federal income tax purposes. However, subject to limitations imposed by U.S. law, a U.S. Holder may be eligible to receive a foreign tax credit for the Canadian withholding tax. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances, including the impact of, and any exception available to, the special income sourcing rule described in this paragraph. U.S. Holders who do not elect to claim a foreign tax credit may be able to claim an ordinary income tax deduction for Canadian income tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non-U.S. income taxes paid or accrued in such taxable year.

Sale, Exchange or Other Taxable Disposition of Shares

Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of the Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Shares. If any foreign tax is imposed on the sale, exchange or other disposition of the Shares, a U.S. Holder's amount realized will include the gross amount of the proceeds of the disposition before deduction of the tax. A U.S. Holder's initial tax basis in the Shares generally will equal the cost of such Shares. Such gain or loss will be a long-term capital gain or loss if the Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of the securities generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the securities generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U. S. Holders may be subject to these reporting requirements unless the securities are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938. In addition, U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W 9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments may be exempt from the dividend withholding tax rules or otherwise eligible for a reduced withholding rate. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SHARES. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SECURITIES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding Wainwright's commissions, as follows:

Legal fees and expenses	155,000
Accounting fees and expenses	40,000
Miscellaneous	5,000
Total	$200,000

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 40-F for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, in our Reports on Form 6-K filed or furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus supplement, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Troutman Pepper Locke LLP with respect to U.S. legal matters and by Stikeman Elliot LLP with respect to Canadian legal matters. Wainwright is being represented in connection with this offering by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023, and for each of the years in the two year period ended December 31, 2024, incorporated into this prospectus supplement by reference to our Annual Report on Form 40-F for the year ended December 31, 2024 (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements included therewith), have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

Largo is a corporation governed by the Ontario Business Corporations Act ("OBCA"), and a substantial portion of our assets are outside of the United States. Most of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 40-F (or Form 20-F, if applicable) with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC's website at www.sec.gov. Those filings are also available to the public on our corporate website at www.largoinc.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval+ ("SEDAR+") website maintained by the Canadian Securities Administrators at www.sedarplus.ca.

This prospectus supplement and the accompanying prospectus form part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with or furnished to the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to "incorporate by reference" the information contained in documents that we file with or furnish to it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we subsequently file with or furnish to the SEC and the Canadian securities regulatory authorities will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. We hereby incorporate by reference the documents listed below:

• our Annual Report on Form 40-F for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

• our Report on Form 6-K with the financial statements and management's discussion and analysis for the three months ended March 31, 2025, furnished to the SEC on May 15, 2025;

• our Report on Form 6-K with the financial statements and management's discussion and analysis for the three and six months ended June 30, 2025, furnished to the SEC on August 12, 2025;

• our Report on Form 6-K with the financial statements and management's discussion and analysis for the three and nine months ended September 30, 2025, furnished to the SEC on November 12, 2025;

• our Report on Form 6-K with the management information circular for the annual general meeting of shareholders held on May 12, 2025, furnished to the SEC on April 14, 2025;

• our Reports on Forms 6-K with material change reports dated August 11, 2025, October 20, 2025 and October 29, 2025, furnished to the SEC on August 13, 2025 and November 7, 2025; and

• the description of our common shares contained in our registration statement on Form 40FR12B filed with the SEC on April 14, 2021, together with all amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act, and any document of the type referred to in the list above, filed or furnished by us subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. We may incorporate by reference into this prospectus supplement any other Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus supplement and the accompanying prospectus form a part and before the date of termination of this offering. In addition to any Form 6-K furnishing the type of documents referred to in the bulleted list above (which shall be deemed to be incorporated by reference into this prospectus), any such other Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and the readers should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference into this prospectus supplement or the accompanying prospectus, but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, by writing or telephoning us at:

Largo Inc.
Attention: Investor Relations
1 First Canadian Place

100 King Street West, Suite 1600

Toronto, Ontario M5X 1G5

Canada

(416) 861-9797

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2025

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Largo Inc.

$150,000,000

Common Shares

Warrants

Units
_____________

Largo Inc. (“we”, “us”, “our”, “Largo” or the “Company”) may offer and issue from time to time common shares (“Common Shares”), common share purchase warrants (“Warrants”) and units comprised of Common Shares and Warrants (“Units”) or any combination thereof (collectively, the “Securities”) up to an aggregate initial offering price of $150,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement (the “Registration Statement”), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”) to the prospectus contained in the Registration Statement (the “Prospectus”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, and any other terms specific to the Common Shares being offered, (ii) in the case of Warrants, the offering price, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Common Shares and Warrants comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

- iii -

Our Common Shares are currently traded under the symbol “LGO” on the Toronto Stock Exchange (the “TSX”) and on the Nasdaq Capital Market (“Nasdaq”). On September 9, 2025 (the last trading day prior to the date of this Prospectus), the closing price of the Common Shares on: (i) the TSX was C$2.06; and (ii) the Nasdaq was $1.50. We will apply to have any Common Shares distributed under this Prospectus listed on the TSX and the Nasdaq provided the Common Shares are currently listed or traded on such exchanges. Any listing and admission will be subject to Largo fulfilling all of the listing requirements of the TSX and the Nasdaq, respectively. Unless otherwise specified in the applicable Prospectus Supplement, any offering of Warrants or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system.

On September 9, 2025, the aggregate market value worldwide of our outstanding common equity held by non-affiliates was approximately $54,038,481, based on 36,025,654 Common Shares outstanding held by non-affiliates and a per share price of $1.50 based on the closing sale price of the Common Shares on Nasdaq on September 9, 2025. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to and including the date of this Prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3.

We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, we have elected to comply with certain reduced public company reporting requirements for this Prospectus and future filings. However, we have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act of 1933, as amended, (the "Securities Act").

There is no market through which the Warrants or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See "Risk Factors".

Our principal executive offices are located at 1 First Canadian Place, 100 King Street West, Suite 1600, Toronto, Ontario M5X 1G5, Telephone: (416) 861-9797.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Largo is incorporated and governed under the laws of Canada, that some of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

- iv -

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See "Risk Factors" beginning on page 9 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________

The date of this Prospectus is        , 2025.

- v -

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the "SEC"). You should read this Prospectus, including the documents incorporated by reference, and the related registration statement carefully. This Prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus, including the documents incorporated by reference, and any applicable Prospectus Supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus, including the documents incorporated by reference, and any applicable Prospectus Supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus, any applicable Prospectus Supplement, or any sale of a Security.

Except as otherwise indicated, references in this Prospectus to "Largo," "Company," "we," "us" and "our" refer to Largo Inc. and its consolidated subsidiaries.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, the market and industry data contained or incorporated by reference in this Prospectus is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although we believe these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any survey. We have not independently verified any of the data from third party sources referred to or incorporated by reference herein and accordingly, the accuracy and completeness of such data is not guaranteed.

FINANCIAL INFORMATION AND CURRENCY

Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and are audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), however, are also subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

Currency amounts in this Prospectus are expressed United States dollars, Canadian dollars, Brazilian real and the European Euro. All dollar amounts referenced herein, unless otherwise indicated, are expressed in United States dollars "$". Canadian dollars may be referred to as "Canadian dollars" or "C$". Brazilian reais may be referred to as "Brazilian reais" or "R$", and the European Euro may be referred to as "Euro" or "€".

The following tables set out the average annual exchange rates according to information published by the Bank of Canada and the resulting currency conversion if one United States dollar, one Brazilian real and one Euro were exchanged for the equivalent in Canadian dollars.

Year Ended December 31
One U.S. dollar Closing in Canadian dollars	2024 C$1.3698	2023 C$1.3497	2022 C$1.3013

Year Ended December 31
One Brazilian real Closing in Canadian dollars	2024 C$0.2553	2023 C$0.2704	2022 C$0.2525

Year Ended December 31
One Euro Closing in Canadian dollars	2024 C$1.4818	2023 C$1.4597	2022 C$1.3696

EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in Section 3(a) of the Exchange Act as amended by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we had total annual gross revenues of $1,235,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b-2.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that are neither an "accelerated filer" or a "large accelerated filer" (as those terms are defined in Exchange Act Rule 12b-2), an auditor attestation report on management's assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report on management's assessment of internal controls over financial reporting in its annual reports filed under the Exchange Act, even if we were to qualify as an "accelerated filer" or a "large accelerated filer". In addition, Section 10(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements concerning the Company's projects, capital, anticipated financial performance, business prospects and strategies and other general matters. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statement. The use of words such as "intend", "anticipate", "continue", "estimate", "expect", "may", "will", "project", "should", "believe" and similar expressions are intended to identify forward-looking statements. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may constitute forward-looking information. Statements relating to Mineral Resources are also forward-looking information, as they involve the implied assessment, based on certain estimates and assumptions that the Mineral Resources described can be profitably produced in the future. There is no certainty that it will be commercially viable to produce any portion of the Mineral Resources.

Forward-looking statements are necessarily based upon a number of estimates and assumptions related to the factors set forth below that, while considered reasonable by Largo in light of management's experience and perception of current conditions and expected developments, are inherently subject to significant business, economic and competitive uncertainties and contingencies.

Forward-looking information includes, without limitation, statements with respect to:

• the Company's sales operations and anticipated sales of vanadium products, ilmenite and TiO2;

• the timing and amount of estimated future production and sales;

• costs of future activities and operations;

• the extent of capital and operating expenditures;

• eventual production from the Ilmenite Plant and/or the titanium project;

• the Company's ability to sell ilmenite, titanium dioxide pigment, V2O5 or other vanadium commodities on a profitable basis;

• the Company's ability to produce V2O5, FeV and V2O3 according to customer specifications;

• expectations regarding the continuity of mineral deposits;

• future prices of V2O5, V2O3, TiO2, FeV, and ilmenite;

• future production at the Company's Maracás Menchen Mine;

• the extent and impact of global freight delays and higher inventory transit time;

• the realization of the anticipated benefits of previously announced transactions or other expectations after the completion of previously announced transactions;

• the competitiveness of the Company's investment in vanadium flow battery technology in the long duration energy storage systems market;

• the Company's ability to maintain, protect and develop its intellectual property and technology;

• the adoption of vanadium flow battery technology generally in the market;

• the cost of producing and implementing the vanadium flow battery technology;

• the impact of the ongoing conflict between Russia and Ukraine, including the potential for broader economic disruption;

• the results in the Company's Technical Report including resource estimates;

• expectations regarding any environmental issues that may affect planned or future exploration and development programs and the potential impact of complying with existing and proposed environmental laws and regulations;

• receipt and timing of third party approvals;

• government regulation of mineral exploration and development operations in Brazil;

• expectations regarding any social or local community issues in Brazil that may affect planned or future exploration and development programs; and

• statements in respect of V2O5, V2O3, TiO2, ilmenite, and LDES systems demand and supply.

These statements and information are only predictions based on current information and knowledge, some of which may be attributed to third party industry sources. Actual future events or results may differ materially. Undue reliance should not be placed on such forward-looking information, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By its nature, forward-looking information involves numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking information will not be realized.

The following are some of the assumptions upon which forward-looking information is based:

• that general business and economic conditions will not change in a material adverse manner;

• the continued and growing demand for LDES systems and the movement towards a low-carbon future;

• demand for, and improving price of, V2O5, V2O3, FeV, ilmenite, TiO2 and other vanadium commodities;

• that the estimates of the Mineral Resources and Mineral Reserves at the Maracás Menchen Mine are within reasonable bounds of accuracy (including with respect to size, grade and recovery and the operational and price assumptions on which such estimates are based);

• that the Company will not experience any material accident, labour dispute or failure of plant or equipment or other material disruption in the Company's operations at the Maracás Menchen Mine;

• the availability of financing for operations and development;

• that the Company will enter into agreements for the sales of vanadium, ilmenite and TiO2 products on favourable terms and for the sale of substantially all of its annual production capacity;

• the Company's ability to mitigate the impact of future rainfall;

• the benefit of Largo Physical Vanadium Corp. ("LPV") to Largo, the Storion Energy LLC ("Storion Energy") joint venture, and the vanadium market generally;

• receipt of regulatory and governmental approvals, permits and renewals in a timely manner;

• the Company's ability to procure equipment and operating supplies in sufficient quantities and on a timely basis;

• the competitiveness of the Company's investment in vanadium flow battery technology;

• that the Company's plans for iron ore, ilmenite, titanium dioxide pigment and vanadium flow batteries can be achieved;

• the potential impact of the ongoing conflict between Russia and Ukraine on the Company;

• the Company's ability to attract and retain skilled personnel and directors; and

• the ability of management to execute strategic goals.

Actual results could differ materially from those anticipated in this forward-looking information as a result of the risks and uncertainties including, without limitation:

• volatility in prices of, and demand for, V2O5, V2O3, FeV, ilmenite, TiO2 and other vanadium commodities;

• uncertainties regarding our ability to continue as a going concern;

• uncertainties regarding the rate of inflation and its effect on the profitability of long-term contracts;

• unexpected operational events and delays;

• risks inherent in mineral exploration and development;

• uncertainties associated with estimating Mineral Resources and Mineral Reserves (including with respect to size, grade and recovery and the operational and price assumptions on which such estimates are based);

• uncertainties related to title to the Company's mineral projects;

• risks inherent with the introduction and reliance on recently developed vanadium flow battery technology;

• revocation of government approvals;

• risks associated with our material financing arrangements and our covenants thereunder, including our ability to meet such obligations as they come due;

• tightening of the credit markets, global economic uncertainty and counterparty risk;

• failure of plant, equipment or processes to operate as anticipated;

• competition for, among other things, capital and skilled personnel;

• geological, technical and drilling problems;

• fluctuations in foreign exchange or interest rates and stock market volatility;

• rising costs of labour and equipment;

• disruption caused by labour actions;

• risks associated with political and/or economic instability in Brazil;

• compliance with applicable sanctions regimes;

• inherent uncertainties involved in the legal dispute resolution process, including in foreign jurisdictions;

• changes in income tax and other laws of foreign jurisdictions; and

• other factors discussed under "Risk Factors" in this Prospectus and the Company's filings incorporated by reference herein.

Assumptions relating to the potential mineralisation of the Maracás Menchen Mine are discussed in the Company’s Technical Report which is available under the Company’s profile on System for Electronic Document Analysis and Retrieval + (“SEDAR+”) and available on www.sec.gov.

Additional risks and uncertainties not currently known to the Company, or that the Company currently deems to be immaterial, may also materially and adversely affect the Company's business and prospects. Should one or more of these risks and uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking information.

Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. The reader is cautioned not to place undue reliance on forward-looking information.

The forward-looking information is presented for the purpose of assisting investors in understanding the Company's plans, objectives and expectations in making an investment decision and may not be appropriate for other purposes. This forward-looking information is expressly qualified in its entirety by this cautionary statement. Forward-looking information contained in this Prospectus or documents incorporated herein by reference are made as of the date of this Prospectus or the document incorporated herein by reference, as applicable, and are accordingly subject to change after such date. The Company disclaims any obligation to update any such forward-looking information to reflect events or circumstances after the date of such information, or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

PUBLICLY AVAILABLE INFORMATION ON LARGO

We file reports and other information with the securities commissions and similar regulatory authorities in the provinces and territories of Canada (collectively, the "Commissions"). These reports and information are available to the public free of charge on SEDAR+ at www.sedarplus.ca.

We are subject to the information requirements of the Exchange Act relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada. Investors may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 40-F or Form 20-F, as applicable, and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, nor be required to comply with Regulation FD, which restricts the selective disclosure of material information.

The mailing address of our corporate head office is 1 First Canadian Place, 100 King Street West, Suite 1600, Toronto, Ontario, M5X 1G5, Canada and our telephone number is (416) 861-9797. Our agent for U.S. federal securities law purposes is C T Corporation System, with an address at 28 Liberty Street, New York, New York 10005. Largo also maintains a website at www.largoinc.com. In this Prospectus, the website addresses of the SEC, SEDAR+ and Largo are provided solely for information and are not intended to be active links. Largo is not incorporating the contents of the websites of the SEC, SEDAR+ and Largo or any other entity into this Prospectus.

Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide the reader with different information. We are not making an offer of the Securities in any jurisdiction where the offer is not permitted. Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request made to Largo Inc., 1 First Canadian Place, 100 King Street West, Suite 1600, Toronto, Ontario, M5X 1G5, Canada, Telephone: (416) 861-9797; Attention: David Harris, Chief Financial Officer. Copies of these documents are also available through the internet on SEDAR+, which can be accessed online at www.sedarplus.ca and on the SEC's Electronic Data Gathering and Retrieval System, which can be accessed online at www.sec.gov and at our website at www.largoinc.com.

The following documents, which we filed or furnished with the Commissions and the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  our Annual Report on Form 40-F for the fiscal year ended December 31, 2024 filed with the SEC on March 28, 2025;

  our Report on Form 6-K filed with the SEC on May 15, 2025;

  our Report on Form 6-K filed with the SEC on April 14, 2025;

  our Report on Form 6-K filed with the SEC on August 12, 2025;

  Exhibit 99.1 to our Report on Form 6-K filed with the SEC on August 13, 2025; and

  the description of Common Shares contained in our registration statement on Form 40-F filed on April 14, 2021, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. If a Form 6-K has attached as an exhibit to such Form 6-K interim financial statements, interim management discussion and analysis, a material change report, and/or a management information circular, such exhibit shall be deemed to be incorporated by reference herein. We may incorporate by reference into this Prospectus any other Form 6-K (or exhibit thereto) that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such other Form 6-K (or exhibit thereto) that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

Prospective investors in a particular offering of Securities should carefully consider the risks presented in this Prospectus, as well as the information and risk factors contained in the Prospectus Supplement relating to that offering and any and all other information incorporated by reference in this Prospectus. Discussions of certain risks affecting us are generally provided and described in, among other documents, the Company's annual and interim reports filed from time to time, which are incorporated by reference into this Prospectus. In particular, see the "Risk Factors" heading in the Company's latest Annual Information Form included as Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended December 31, 2024, filed on March 28, 2025.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company's business, financial condition and results of operations could be materially adversely affected.

In addition to the risks set out in the Company's latest Annual Information Form included as Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended December 31, 2024, filed on March 28, 2025, and the other risk factors presented in a Prospectus Supplement or other reports that may, from time to time, be incorporated by reference into this Prospectus, prospective investors should also carefully consider the risks set out below.

There is uncertainty about our ability to continue as a "going concern."

There is substantial doubt about our ability to continue as a going concern. We have included disclosure in our annual audited financial statements describing material uncertainties related to our ability to continue as a going concern and the report of our independent registered public accounting firm incorporated by reference in this Prospectus contains an explanatory paragraph on our consolidated financial statements stating there is substantial doubt about our ability to continue as a going concern, meaning that we may not be able to continue in operation for the foreseeable future or be able to realize assets and discharge liabilities in the ordinary course of operations.  Such material uncertainties could materially limit our ability to raise additional funds through the issuance of new equity securities or otherwise.

We incurred a net loss of $50,565,000 for the year ended December 31, 2024 (year ended December 31, 2023 - $32,358,000) and had a working capital deficit (current assets less current liabilities) of $20,972,000 (December 31, 2023 - surplus of $94,668,000). We incurred a net loss of $14,957,000 for the six months ended June 30, 2025 (six months ended June 30, 2024 - $27,489,000) and had a working capital deficit (current assets less current liabilities) of $69,398,000 (December 31, 2024 - deficit of $20,972,000), which includes $81,323,000 in debt maturing within the next twelve months ($27,573,000 maturing by September 30, 2025 and an additional $50,000,000 maturing by December 31, 2025, resulting in a total of $77,573,000 maturing by December 31, 2025). In August 2025, we agreed to a 60-day extension to pay a $7,500,000 principal payment due on one of our outstanding debt facilities in the principal amount owed of $15,000,000.

We have experienced declining operating results and cash flows over the course of the last 18 months as a result of declining vanadium prices and operational challenges. Since December 31, 2023, vanadium prices have declined by over 23%, which has had a significant impact on our cash flows. We have implemented changes to address underlying operating issues and announced an operational turnaround plan and additional cost optimization incentives at the Maracás Menchen Mine that we believe are required in order to generate positive cash flows from operating activities. In the three months ended June 30, 2025, we had positive cash provided by operating activities before working capital items of $2,151,000 an improvement from the cash used by operating activities before working capital items in the three months ended March 31, 2025 of $8,492,000. There can be no assurance that we will have sufficient liquidity to fund operating activities and repay debt in the short term until additional financing is received and the price received for our vanadium increases. There can be no assurance that vanadium prices will increase or the other initiatives will be successful.

If we are unable to improve our liquidity position, by, among other things, raising capital through public or private offerings or reducing our expenses, we may exhaust our cash resources and will be unable to continue our operations. If we cannot continue as a viable entity, our shareholders would likely lose most or all of their investment in us. There is no assurance that sufficient financing will be available when needed to allow us to continue as a going concern. The perception that we may not be able to continue as a going concern may also make it more difficult to raise additional funds or operate our business due to concerns about our ability to meet our contractual obligations. Any inability to raise additional funds, when needed, could materially adversely affect our business, financial condition and results of operations.

An investment in the Securities is speculative and you may lose your entire investment

An investment in the Securities is speculative and may result in the loss of an investor's entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell Common Shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing Common Shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such Common Shares trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions and the Company's financial condition, historic financial performance and future prospects.

There is no public market for our Warrants, and unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of Warrants. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants or that a trading market for these securities will develop.

The trading price for the Company's securities is volatile.

The trading price of the Common Shares has been and may continue to be subject to large fluctuations which may result in losses to investors. The trading price of the Common Shares may increase or decrease in response to a number of events and factors, including:

  changes in the market price of V2O5 or other by-product metals the Company sells;

  events affecting economic circumstances in Canada, Brazil and the United States and elsewhere;

  trends in the mining and energy storage industries and the markets in which the Company operates;

  changes in financial estimates and recommendations by securities analysts;

  acquisitions, investments, divestitures and financings;

  quarterly variations in operating results;

  compliance with new and existing regulations, including with respect to water and tailings management and greenhouse gas emissions;

  the actions of other companies in the mining industry;

  the sale of a large number of Common Shares; and

  the operating and share price performance of other companies that investors may deem comparable.

Wide price swings are currently common in the markets on which the Company's securities trade. This volatility may adversely affect the prices of the Common Shares regardless of the Company's operating performance.

In addition, the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, Nasdaq or any other stock exchange may be affected by many variables not directly related to the Company's results and not within the Company's control, including developments that affect the market for all resource sector shares, the breadth of the public market for the Common Shares or any other Securities offered hereunder that become listed and posted for trading on the TSX, Nasdaq, or any other stock exchange, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company's share price may be volatile in the future and may decline below the price paid for Securities offered hereunder. Accordingly, investors may not be able to sell their Securities at or above the price paid for Securities offered hereunder.

The Company will have broad discretion in the use of the net proceeds of any offering of Securities.

Management of the Company will have broad discretion with respect to the application of net proceeds received from the sale of Securities from the capital of the Company under this Prospectus and a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company's results of operations or enhance the value of the Common Shares or its other Securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price or value of the Company's issued and outstanding securities to decline.

Changing political and geopolitical conditions, including changing international trade policies and the implementation of wide-ranging, reciprocal and retaliatory tariffs, surtaxes and other similar import or export duties, or trade restrictions, could adversely impact our business, prospects, operations and financial performance.

Changes in political and geopolitical conditions may be difficult to predict and may adversely affect our business, prospects, operations and financial performance. For example, changes in political and geopolitical conditions may lead to changes in governmental policies, laws and regulations, including with respect to sanctions, taxes, tariffs, surtaxes and other similar import or export duties, import and export controls or restrictions, tariff rate quotas, and the general movement of goods, materials, services and capital, or may lead to uncertainty as to the potential for such changes. In particular, on July 30, 2025, Executive Order 14323 was issued by United States President Donald Trump, increasing tariffs on imports from Brazil from 10% to 50%, effective August 6, 2025. As a result, the Company is evaluating the potential commercial impact on its vanadium product sales to U.S. customers, including high-purity and ferrovanadium products. Commercial adjustments, including a reassessment of the Company's U.S. customer strategy, may be necessary if the current tariff regime remains in place.  There can be no assurance that any such efforts will be effective in mitigating the impacts of the tariffs on our business, prospects, operations and financial condition, which may be significantly impacted should the current tariff remain in place indefinitely.

The shifts in trade policies in the U.S. and other countries are rapidly evolving and difficult to predict. The ultimate impact of any announced or future tariffs, surtaxes, or other similar import or export duties, and trade restrictions will depend on various factors, including what is ultimately implemented, the timing of implementation and the amount, scope and nature of such measures and potential exclusions from the application of those measures. The potential implications of such uncertainty, which include trade barriers, exchange rate fluctuations, rising costs for miners and other hardware and equipment and broader market contractions, could adversely affect our business, prospects, operations and financial performance.

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a "passive foreign investment company" ("PFIC") for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company's income, expenses and assets from time to time and the nature of the activities performed by the Company's officers and employees. Based on the composition of the Company's income and the value of its assets as reported for financial statement purposes, the Company does not believe that it is classified as a PFIC for its taxable year ending December 31, 2024. However, the Company has not engaged such an analysis applying U.S. federal income tax rules, which may vary from financial accounting rules. Although the Company does not expect to be a PFIC for the current year, the determination as to whether the Company is a PFIC for any given year depends on the composition of the Company's income, expenses and assets for the entire year and, therefore, the Company cannot definitively ascertain whether it will be classified as a PFIC for the current taxable year. Prospective investors should carefully read the discussion under the heading "Certain U.S. Federal Income Tax Considerations for U.S. Holders" for more information and consult their own tax advisors regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

OUR COMPANY

General

Largo is a globally recognized supplier of high-quality vanadium and ilmenite products, sourced from its world-class Maracás Menchen Mine in Brazil. As one of the world's largest primary vanadium producers, Largo produces critical materials that empower global industries, including steel, aerospace, defense, chemical, and energy storage sectors. The Company is committed to operational excellence and sustainability, leveraging its vertical integration to ensure reliable supply and quality for its customers.

Largo is also strategically invested in the energy storage sector through its 50% ownership of Storion Energy, a joint venture with Stryten Energy LLC focused on scalable domestic electrolyte production and battery stack manufacturing for utility-scale vanadium flow battery long-duration energy storage solutions in the U.S.

The Maracás Menchen Project is the Company's sole material project for the purposes of NI 43-101. The Maracás Menchen Project consists of the currently operating Maracás Menchen Mine (Campbell Pit) and includes a number of other deposits being explored throughout the project area. The Maracás Menchen Mine is our principal operating asset and has accounted for substantially all of our revenues since commencing operations in 2014. The Company is incorporated and exists under the Business Corporations Act (Ontario) ("OBCA") and its Common Shares are listed on the TSX under the symbol "LGO" and on the NASDAQ under the symbol "LGO".

The current Technical Report, effective as of January 30, 2024, describes the Maracás Menchen Mine (Campbell Pit) as a large-scale vanadium and titanium project with Proven Mineral Reserves of 48.67 million tonnes at an average grade of 0.64% V2O5 and 7.46% TiO2 and with Probable Mineral Reserves of 52.36 million tonnes with an average grade of 0.50% V2O5 and 7.52% TiO2. The Maracás Menchen Mine currently produces V2O5 equivalent and ilmenite products from the Campbell Pit and effective as of January 30, 2024 had an estimated mine life of 31 years. Based on the current mine plan and the successful development of the NAN, SJO, NAO, and GAN deposits, mining is planned to begin in 2032 at the conclusion of mining at the Campbell Pit. The Technical Report outlines a robust supply of vanadium, ilmenite and titanium through various proposed operational scenarios over the project life, including total LOM V2O5 equivalent production of 346.6 kt, ilmenite concentrate production of 7,766.6 kt and TiO2 pigment production opportunity of 2,499 kt.

Largo is currently one of the lowest cost primary producers of V2O5 in the world due to the characteristics of the Maracás Menchen Mine's ore body and our operating efficiency. Largo is solely responsible for the global sales, distribution and marketing of its vanadium products through its established team of sales professionals. See "General Development of the Business - Three Year History - Operations", and "Description of the Business - Marketing and Distribution".

The Company also has a portfolio of secondary projects consisting of (i) the Campo Alegre de Lourdes project, vanadiferous titano-magnetite property in Bahia, Brazil, (ii) the Northern Dancer Project, a tungsten and molybdenum property in Yukon, Canada and (iii) Currais Novos, a tungsten project in Rio Grande do Norte, Brazil. As of the date of this Prospectus, none of these projects are operational and the Company does not consider any of these projects to be material properties.

Energy Storage Investment

The Company's investment in energy storage exists through its wholly-owned subsidiary, Largo Clean Energy Corp. ("LCE"), based in Wilmington, Massachusetts and its involvement in the Storion JV (as defined below). In August 2023, we announced that LCE was exploring and evaluating potential strategic alternatives in the power generation markets globally. On December 19, 2024, the Company announced the signing of definitive agreements between LCE and Stryten Critical E Storage, LLC, an affiliate of Stryten Energy LLC, to establish a joint venture in Storion Energy, which intends to become a leading manufacturer of domestically produced vanadium electrolyte and remove other barriers to entry in the flow battery manufacturing industry (the "Storion Transaction"). Following the closing of the Storion Transaction in January of 2025, LCE owns 50% of Storion Energy and participates in the LDES sector through its investment in Storion Energy LLC (the "Storion JV").

Vanadium flow batteries can be preferred for use over non-vanadium-based LDES applications in densely populated and risk sensitive areas as the electrolyte solution used in these systems is non-volatile, as it is neither flammable nor explosive as a result of its high-water content. Vanadium flow batteries also have a comparatively long- life cycle due to the non-degrading properties of vanadium. The applications of the vanadium flow battery include, but are not limited to:

- Renewable Integration: Enabling the shift of renewable generated electricity to align with consumer demand by storing and delivering clean energy to consumers or businesses when the renewables are otherwise not producing power.

- Utilities/Grid Optimization: Storing energy when electricity lines, substations, and other equipment have excess bandwidth and then discharge to handle power quality and ancillary services, which allows for delaying or avoiding upgrades of T&D assets.

- Microgrids: Providing microgrids and island energy systems with a reliable source of clean energy, potentially enabling a full transition away from conventional generation with fossil fuels. Vanadium flow batteries also provide a source of power for microgrids when access to neighboring grids is unavailable.

- Commercial and Industrial Energy Independence: Enabling a transition away from conventional fossil fuels utilizing long-duration renewable energy storage integration. Vanadium flow batteries can serve as excellent surrogates for balancing and reserves of PV and wind integration for commercial and industrial applications.

- EV Charging Integration: Reducing grid demands through ultra-fast 350kW charging. The inherent non-flammability of vanadium flow batteries allows for installation near occupied structures like vehicle service stations, office parks, or parking garages.

Marketing and Distribution

Vanadium Sales

The Company is responsible for the marketing and distribution of all vanadium production including VPURE® Flake and Powder, VPURE+® Flake and Powder. Global supply of vanadium is relatively concentrated and is not readily sold on global marketplaces. Benchmark prices are generally based on the Fastmarkets Metal Bulletin or the CRU Indices. However, due to the supply and demand characteristics of vanadium, pricing is often difficult to ascertain and is subject to wide fluctuations, see "Risk Factors - Risks Related to the Business and Operations - Our business is highly dependent upon the price of V2O5 and FeV and our ability to produce V2O5 and FeV at the required customer specifications" in the Company's latest Annual Information Form included as Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended December 31, 2024, filed on March 28, 2025. Global demand for vanadium is not as robust as compared to other minerals and so the marketing of vanadium products and the identification of key consumers and markets is critical to the distribution and sale of vanadium.

During 2024, the price of V2O5 in Europe ranged from $6.53 to $5.37 per pound and, as at, June 30, 2025, the average price posted by Fastmarkets Metal Bulletin was $5.05 per pound.

Ilmenite Sales

Ilmenite pricing is very dependent on its quality and recognition in the market. Publications such as FerroAlloysNet offer more than 15 prices for this commodity in China according to TiO2 content and origin. During its ramp-up phase, Largo production and commercial teams are working closely with end-users to maximize the value of its production.

In January 2024, the Company delivered its first commercial sale of ilmenite. The transaction was based on FOB Brazil terms and shipped in containers. Going forward, the Company expects to optimize its logistics operations and costs with break-bulk shipments as well as local deliveries.

Our commercial team, operating under Largo Ireland, Largo USA and LVMSA, have successfully built out the Company's global sales capacity for all vanadium products having sold 9,600 tonnes (inclusive of 416 tonnes of purchased material) of V2O5 equivalent in 2024. Mr. Francesco D'Allesio, Chief Commercial Officer of Largo, is tasked with leading and implementing the Company's global sales and trading strategy. Mr. Randy Doyle, Director of Sales, Americas, is based in the USA and is tasked with supporting this global effort, with a focus on the American market.

The vanadium sales cycle commences in the fourth quarter of the year coincident with the main industry conferences in Europe and the United States. The Company intends to commit the majority of its anticipated annual vanadium production to annual sales contracts with remaining vanadium production being committed to spot sales.

Vanadium Flow Batteries

Demand for LDES is fast-growing as governments and large organizations push for net zero goals. While there are currently approximately 800 MWh across almost 200 vanadium flow batteries installed globally, according to Vanitec, LDES has the potential to be scaled up to 85-140 TWh by 2040 if 10% of all electricity generated would need to be stored in long duration energy at some point. (McKinsey & Company, 2021). Vanadium flow batteries have emerged as a viable long duration (> 4 hour) renewable energy storage system and are considered a cost competitive alternative to lithium-ion technology with their safe and continuous energy storage over a 20+ year life cycle with zero degradation.

Principal markets of Storion Energy's offerings are expected to be North America and Europe in the near to medium term. LDES systems are being solicited by utility companies and developers in both regions as they seek to incorporate higher percentages of renewable energy assets onto the electricity transmission systems. Commercial and industrial customers seeking to improve resiliency, power quality, and flexibility have also begun to look to vanadium flow battery solutions that have long asset life and non-volatile energy components. Microgrids continue to seek LDES as they strive to achieve 100% renewable energy targets and cope with the intermittency inherent in the power production asset class.

Corporate Information

Largo is a company continued under the Business Corporations Act (Ontario).

The Company was originally incorporated under the name Kaitone Holdings Ltd. in the Province of British Columbia on April 18, 1988. On September 3, 1991, the Company changed its name to Consolidated Kaitone Holdings Ltd. On May 8, 2003, the Company changed its name to Largo Resources Ltd. On June 10, 2004, the Company continued to the Province of Ontario and filed articles of amendment to amend its authorized share capital to an unlimited number of Common Shares. On October 17, 2014, the Company completed a consolidation of its Common Shares on the basis of one (1) post-consolidation Common Share for each ten (10) pre-consolidation Common Shares. On March 4, 2021, the Company completed a consolidation of its Common Shares on the basis of one (1) post-consolidation Common share for each ten (10) pre-consolidation Common Shares. On November 8, 2021, the Company changed its name from Largo Resources Ltd. to Largo Inc.

The head office and registered office of the Company is located at First Canadian Place, 100 King Street West, Suite 1600, Toronto, Ontario, Canada M5X 1G5 and our telephone number is (416) 861-9797.

Intercorporate Relationships

With the exception of Storion Energy, the following chart shows our principal subsidiaries, their jurisdiction of incorporation and the percentage of voting securities we beneficially own or over which we have control or direction. We have assessed that we do not have control of Storion and accordingly it is considered to be an associate.

Notes:

(1) Under Brazilian law, a corporation must have at least two shareholders or quotaholders, as applicable. Shareholders or quotaholders, as applicable, can be individuals or legal entities.

(2) The remaining shares of Largo Vanádio de Maracás S.A. are owned by Companhia Baiana de Pesquisa Mineral, an entity controlled by the Brazilian State of Bahia. See also "Description of the Business - Material Project - Maracás Menchen Mine - Project Description, Location and Access".

(3) Holds a 100% interest in the tungsten-molybdenum Northern Dancer Project in the Yukon, Canada.

(4) Holds a 100% interest in the tungsten tailings Currais Novos Project in Brazil.

(5) Holds explorations rights and an option to lease the iron-vanadium Campo Alegre Project in Brazil pursuant to an agreement with CPBM.

(6) Holds a 100% interest in our Maracás Menchen Mine.

(7) These entities facilitate the Company's sales and distribution capabilities. See also "Description of the Business - Marketing and Distribution".

(8) On September 15, 2022, LPV completed a qualifying transaction (as defined in the TSXV Company Manual) with CCC. See "Three-Year History - Operations" for further details.

(9) Incorporated to hold the Company's titanium-related assets in Brazil.

(10) Established pursuant to a joint venture with Stryten Critical E-Storage, LLC, who owns the other 50% of Storion Energy, LLC.

Our annual and other filings with securities commissions or similar authorities in Canada and the United States are available under our profile on SEDAR+ at www.sedarplus.ca and our profile on EDGAR at www.sec.gov.

Recent Developments

On February 18, 2025, the Company appointed Gordon Babcock and Luis Alberto Rendon to Co-Chief Operating Officers of the Company, following the departure of Celio Pereira.

In June 2025, Storion Energy, signed a strategic supply agreement with TerraFlow Energy Operating LLC ("TerraFlow") to advance the adoption of vanadium flow batteries in the United States.

In Q2 2025, the Company signed a non-recourse factoring facility agreement for advances up to a limit of $10.0 million, with potential expansion to $30.0 million subject to customer and credit approvals. Under the terms of the agreement, the Company sells eligible accounts receivable to a third-party financial institution for advances equal to 85%, to a total limit of $10.0 million. The remaining 15% is received based on customer payment terms.

On June 9, 2025, the Company received a default notice from a counterparty for failure to deliver 900 tonnes of V₂O₅ at the scheduled time. The same counterparty has also alleged that some of the V₂O₅ delivered previously has failed to meet the agreed upon specifications. The Company is currently reviewing the notice and assessing its available options.

In July 2025, Storion Energy secured a vanadium electrolyte lease for TerraFlow's 48 MWh Bellville flow battery project in Texas, which, when completed, will be one of the largest flow battery installations in the state. The lease is expected to commence in early 2027, when the electrolyte is deployed.

On July 30, 2025, Executive Order 14323 was issued by the United States President Donald Trump, increasing tariffs on imports from Brazil from 10% to 50%, effective August 6, 2025. As a result, the Company is evaluating the potential commercial impact on its vanadium product sales to U.S. customers, including high-purity and ferrovanadium products. Commercial adjustments, including a reassessment of the Company's U.S. customer strategy, may be necessary if the current tariff regime remains in place.

In July 2025, the Company increased the existing factoring facility limit from $10.0 million to $14.4 million.

In August 2025, the Company secured a loan facility for a principal amount of $6.0 million (the "Facility"). The Facility is secured against the Company's equity interest in LPV, in which the Company holds a 65.7% majority stake. The Facility has a term of six months, bears interest at an annualized rate of 15%, and includes a 1% arrangement fee.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus, there have been no material changes to our operations that have occurred since December 31, 2024 and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable Prospectus Supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this Prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions contained in our articles and bylaws. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles and bylaws, which have been filed under our profile on SEDAR+ at www.sedarplus.ca and as Exhibits to the registration statement on Form F-3 of which this Prospectus forms a part.

Authorized Share Capital

The authorized capital of the Company consists of an unlimited number of Common Shares. Our Common Shares have no par value. As of September 9, 2025, there were 64,132,680 Common Shares issued and outstanding.

Common Shares

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders and shall have one vote per share at all meetings, except meetings at which only holders of another class or series of shares are entitled to vote separately as such class or series. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Board and, upon liquidation, dissolution or winding up of the Company, are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Dividends

The constating documents of the Company do not limit its ability to pay dividends on its Common Shares. However, the Company has not paid any dividends since incorporation. In addition, the payment of dividends in the future, if any, will be made at the discretion of the Board.

Transfer Agent

The transfer agent and registrar for our Common Shares is TSX Trust Company at its principal office located in Toronto, Ontario.

DESCRIPTION OF THE WARRANTS

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a "Unit", but may be offered separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a trustee at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Company.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

Holders of Warrants are not shareholders of the Company. The particular terms and provisions of Warrants offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; and (vii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

DESCRIPTION OF THE UNITS

Units are securities consisting of one or more of the other Securities described in this Prospectus offered together as a "Unit". A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or before a specified date.

The particular terms and provisions of Units offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

CORPORATE GOVERNANCE

Material differences between Ontario Corporate Law and Delaware General Corporation Law

Our corporate affairs are governed by our articles and bylaws and the provisions of the OBCA. The OBCA differs from the various state laws applicable to U.S. corporations and their stockholders. The following is a summary of the material differences between the OBCA and the General Corporation Law of the State of Delaware ("DGCL").

This summary is qualified in its entirety by reference to the DGCL, the OBCA and our governing corporate instruments.

Delaware	Ontario
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation (subject to certain exceptions), a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which, among other requirements, less than 20% of a corporation's stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In addition, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation's board of directors or stockholders. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that, unless expressly required by the certificate of incorporation, stockholders of a constituent corporation need not vote to approve a merger if: (1) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (2) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (3) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (4) the corporation consummating the offer merges with or into such constituent corporation, and (5) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under the OBCA.

Under the OBCA, certain extraordinary corporate actions including: amalgamations; arrangements; continuances; sales, leases or exchanges of all or substantially all of the property of a corporation; liquidations and dissolutions are required to be approved by special resolution.

A "special resolution" is a resolution (i) submitted to a special meeting of the shareholders of a corporation duly called for the purpose of considering the resolution and passed at the meeting by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation entitled to vote on the resolution.

In the case of an offering company, an "ordinary resolution" is a resolution that is submitted to a meeting of the shareholders of a corporation and passed, with or without amendment, at the meeting by at least a majority of the votes cast, in person or by proxy.

Under the OBCA, shareholders of a class or series of shares are entitled to vote separately as a class in the event of certain transactions that affect holders of the class or series of shares in a manner different from the shares of another class or series of the corporation, whether or not such shares otherwise carry the right to vote.

Under the OBCA, arrangements are permitted. An arrangement may include an amalgamation, a transfer of all or substantially all the property of the corporation, and a liquidation and dissolution of a corporation. In general, a plan of arrangement is approved by a corporation's board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Arrangements must generally be approved by a special resolution of shareholders. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness and reasonableness of the arrangement and approve or reject the proposed arrangement.

Special Vote Required for Combinations with Interested Stockholders/Shareholders

Section 203 of the DGCL provides (in general) that, unless otherwise provided in the certificate of incorporation, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (1) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve, at an annual or special meeting of stockholders, the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (2) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation, in each case, at any time within the previous three years.

While the OBCA does not contain specific anti-takeover provisions with respect to “business combinations”, rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions (“Multilateral Instrument 61-101”), contain requirements in connection with, among other things, “related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term “related party” includes, inter alia, directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy materials sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than shares held by the related parties, approve the transaction by a simple majority of the disinterested votes cast.

Appraisal Rights; Rights to Dissent; Compulsory Acquisition

Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the stockholder is required to accept in exchange for his or her shares anything other than: (1) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (2) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (3) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (4) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.

Under the OBCA, each of the following matters listed will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares: (i) any amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of a class or series of shares; (iii) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on or the powers that the corporation may exercise; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and (vi) where a court order permits a shareholder to dissent in connection with an application to the court for an order approving an arrangement. However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy. The OBCA provides these dissent rights for both listed and unlisted shares.

Under the OBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder's interests. The OBCA's oppression remedy enables a court to make an order to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined herein) that in respect of a corporation or any of its affiliates, (i) any act or omission of the corporation or any of its affiliates effects or threatens to effect a result; (ii) the business or affairs of the corporation or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any securityholder, creditor, director or officer of the corporation. The oppression remedy provides the court with broad and flexible jurisdiction to make any order it thinks fit including but not limited to: amending the articles of a corporation, issuing or exchanging securities, setting aside transactions, and appointing or replacing directors.

For the purposes of the oppression remedy, a "complainant" includes current and former registered and beneficial owners of a security of the corporation or any of its affiliates, a director or an officer or former director or officer of the corporation or any of its affiliates, as well as any other person whom the court considers appropriate.

The OBCA provides a right of compulsory acquisition for an offeror that acquires 90% of a corporation's securities pursuant to a take-over bid or issuer bid, other than securities held at the date of the bid by or on behalf of the offeror. The OBCA also provides that where a person, its affiliates and associates acquire 90% or more of a class of equity securities of a corporation, then the holder of any securities of that class not counted for the purposes of calculating such percentage is entitled to require the corporation to acquire the holder's securities of that class in accordance with the procedure set out in the OBCA.

Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders (except stockholder approval of a transaction with an interested stockholder, which may be given only by vote at a meeting of the stockholders) may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Under the OBCA, in the case of an offering company, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.

Special Meetings of Stockholders/Shareholders

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.

The OBCA provides that our shareholders may requisition a special meeting in accordance with the OBCA. The OBCA provides that the holders of not less than 5% of our issued shares that carry the right to vote at a meeting may requisition our directors to call a special meeting of shareholders for the purposes stated in the requisition. If the directors do not call such meeting within 21 days after receiving the requisition despite the technical requirements under the OBCA having been met, any shareholder who signed the requisition may call the special meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may declare and pay dividends out of capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the purchased or redeemed shares are to be retired and the capital reduced.

Under the OBCA, a corporation may pay a dividend in money or other property unless there are reasonable grounds for believing that the corporation is or after the payment would be unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

The OBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class. Any such restrictions are set forth in our articles.

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). We are permitted, under our articles, to acquire any of our shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of our board of directors.

Under the OBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a corporation may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

Vacancies on Board of Directors

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Directors chosen to fill vacancies generally hold office until the next election of directors. If, however, a corporation's directors are divided into classes, a director chosen to fill a vacancy holds office until the next election of the class for which such director was chosen.

Under the OBCA, vacancies that exist on the board of directors may generally be filled by the board of directors if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Our articles set out a minimum number of three (3) directors. Under the OBCA, where a minimum and maximum number of directors of a corporation is provided for in its articles, the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders shall be such number as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. Where such a resolution is passed, the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

Constitution of Directors

The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.

Under the OBCA and our articles, the board of directors must consist of at least three members so long as we remain an "offering corporation" for purposes of the OBCA, which includes a corporation whose securities are listed on a recognized stock exchange such as the Nasdaq. Under the OBCA, the shareholders of a corporation elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required. Under the OBCA, so long as we remain an offering corporation, at least one-third of our directors must not be officers or employees of our company or our affiliates.

Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board of directors (unless the certificate of incorporation provides otherwise) or in the case of a corporation with cumulative voting, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Under the OBCA, shareholders of a corporation may, by resolution passed by a majority of the vote cast thereon at a meeting of shareholders, remove a director and may elect any qualified person to fill the resulting vacancy. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

The OBCA provides that shareholders shall elect at each annual meeting of shareholders at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. It is not necessary that all directors elected at a meeting of shareholders hold office for the same term. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, upon written demand, inspect the corporation's books and records during business hours. A stockholder may inspect and copy the corporation's books and records only if all of the following apply: (i) the stockholder's demand is made in good faith and for a proper purpose; (ii) the stockholder's demand describes with reasonable particularity the stockholder's purpose and the books and records the stockholder seeks to inspect; and (iii) the books and records sought are specifically related to the stockholder's purpose.

Under the OBCA, registered holders of shares, beneficial owners of shares and creditors of a corporation, their agents and legal representatives may examine the records of the corporation during the usual business hours of the corporation, and may take extracts from those records, free of charge, and, if the corporation is an offering corporation, any other person may do so upon payment of a reasonable fee.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (1) the board of directors adopts a resolution setting forth the proposed amendment, declaring its advisability and specifying whether the stockholders will vote on the amendment at a special meeting or annual meeting of stockholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (2) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

The DGCL requires that certain amendments to a certificate of incorporation be approved by a particular class of stockholders. If an amendment requires a class vote, it must be approved by a majority of the outstanding stock of the class entitled to vote on the matter, unless a greater proportion is specified in the certificate of incorporation or other provisions of the DGCL.

Under the DGCL, a corporation's stockholders may amend its bylaws. The board of directors also may amend a corporation's bylaws if so authorized in the certificate of incorporation.

Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the special resolution. In certain cases, holders of a class or series of shares are entitled to vote separately on the resolution.

Under the OBCA, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. The by-law, amendment or repeal is generally effective immediately; however, the directors must submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if: (1) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (2) in a criminal action or proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought determines, in its discretion, that such person is fairly and reasonably entitled to indemnity.

Under the OBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such indemnified persons.

If a director or officer successfully defends a third-party or derivative action, suit or proceeding, the DGCL requires that the corporation indemnify such director or officer for expenses (including attorneys' fees) actually and reasonably incurred in connection with his or her defense.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

The foregoing indemnification is prohibited under the OBCA unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

In addition to any indemnity the corporation may elect to provide, the OBCA provides that an individual referred to above is entitled to an indemnity from the corporation against all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity referred to above, if, in addition to fulfilling the conditions in (i) and (ii) above, the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

The corporation may also, with the approval of a court, indemnify an individual referred to above or advance moneys to such individual in respect of an action by or on behalf of the corporation or other entity to obtain a judgement in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity, if the individual fulfils the conditions in (i) above.

Our bylaws provide that we shall indemnify the foregoing persons on substantially the terms set forth above.

Limited Liability of Directors and Officers

The DGCL permits the adoption of a provision in a corporation's certificate of incorporation limiting or eliminating the monetary liability of a director or officer to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. The DGCL does not permit any limitation of liability for:

The OBCA does not permit the limitation of a director's liability as the DGCL does.

(1) a director or officer breaching the duty of loyalty to the corporation or its stockholders; (2) a director or officer in connection with acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) a director or officers obtaining an improper personal benefit from the corporation; (4) an officer in any action by or in the right of the corporation; or (5) a director paying a dividend or approving a stock repurchase that was illegal under applicable law.

Under the OBCA, directors and officers owe a fiduciary duty to the corporation. Every director and officer of a corporation must act honestly and in good faith with a view to the best interests of the corporation and must also exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Directors will not be found liable for breach of their duties where they exercise the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances. This includes good faith reliance on: financial statements and reports represented by an auditor or officer of the corporation to fairly present the financial position of the corporation; advice or reports from an officer or employee of the corporation where it is reasonable in the circumstances to rely on such information; and, reports from an engineer, lawyer, accountant, or other person whose profession lends credibility to a statement made by any such person.

Stockholder/Shareholder Lawsuits

Under the DGCL, a stockholder may bring a derivative action on behalf of a corporation to enforce the corporation's rights if he or she was a stockholder at the time of the transaction which is the subject of the action. Additionally, under Delaware case law, a stockholder must have owned stock in the corporation continuously until and throughout the litigation to maintain a derivative action. Delaware law also requires that, before commencing a derivative action, a stockholder must make a demand on the directors of the corporation to assert the claim, unless such demand would be futile. A stockholder also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the OBCA, a "complainant", which includes a current or former shareholder (including a beneficial shareholder), director or officer of a corporation or its affiliates (or former director or officer of the corporation or its affiliates) and any other person who, in the discretion of the court, is an appropriate person, may make an application to court to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate (a derivative action).

No derivative action may be brought unless notice of the application has been given to the directors of the corporation or its subsidiary not less than fourteen days before bringing the application and the court is satisfied that (i) the directors of the corporation or the subsidiary will not bring, diligently prosecute or defend or discontinue the action, (ii) the complainant is acting in good faith and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. A complainant is not required to provide the notice referred to above if all of the directors of the corporation or its subsidiary are defendants in the action.

In connection with a derivative action, the court may make any order it thinks fit, including an order requiring the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations' bylaws typically provide that stockholders may introduce a proposal to be voted on at an annual or special meeting of the stockholders, including nominees for election to the board of directors, only if they provide notice of such proposal to the secretary of the corporation in advance of the meeting. In addition, advance notice bylaws frequently require stockholders to provide information about their board of directors nominees, such as a nominee's age, address, employment and beneficial ownership of shares of the corporation's capital stock. The stockholder may also be required to disclose, among other things, his or her own name, share ownership and any agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the OBCA, the directors of a corporation are required to call an annual meeting of shareholders no later than fifteen months after holding the last preceding annual meeting. Under the OBCA, the directors of a corporation may call a special meeting at any time. In addition, the OBCA provides that holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders.

In our bylaws, we have has included certain advance notice provisions with respect to the election of its directors (the "Advance Notice Provisions"). Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time period.

Other Important Provisions in Articles and Bylaws

The following is a summary of certain important provisions of our articles and bylaws, as amended. Please note that this is only a summary, is not intended to be exhaustive and is qualified in its entirety by reference to the articles and bylaws. For further information, please refer to the full version of the articles and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Objects and Purposes

Our articles do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our articles on the business that we may carry on.

Directors

Interested Transactions

The OBCA states that a director must disclose to us, in accordance with the provisions of the OBCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction.

A director who holds an interest in respect of any material contract or transaction into which we have entered or propose to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless the contract or transaction:

•	relates primarily to the director's remuneration as a director, officer, employee or agent of our company or an affiliate of our company;

•	is for indemnity or insurance otherwise permitted under the OBCA; or

•	is with an affiliate.

Remuneration of Directors

The OBCA provides that the remuneration of directors, if any, may be determined by the directors subject to our articles and bylaws. That remuneration may be in addition to any salary or other remuneration paid to any employees who are also directors.

Age Limit Requirement

Neither our articles nor the OBCA impose any mandatory age-related retirement or non-retirement requirement for directors.

Action Necessary to Change the Rights of Holders of Shares

Shareholders can authorize the amendment of our articles to create or vary the special rights or restrictions attached to any of the shares by passing a special resolution. However, a right or special right attached to any class or series of shares may not be prejudiced or interfered with unless the shareholders holding shares of that class or series to which the right or special right is attached consent by a separate special resolution. A special resolution means a resolution passed by: (1) a majority of not less than two-thirds of the votes cast by the applicable class or series of shareholders who vote in person or by proxy at a meeting or (2) a resolution consented to in writing by all of the shareholders entitled to vote.

Shareholder Meetings

We must hold an annual general meeting of shareholders at least once every year at a time and place determined by the board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting but no later than six months after the end of the preceding financial year. A meeting of shareholders may be held on the date and at the time and place in or outside Ontario as the person(s) calling the meeting determine.

Directors may, at any time, call a special meeting of shareholders. Shareholders holding not less than 5% of the issued voting shares may also cause directors to call a shareholders' meeting.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business, must be sent to shareholders, to each director and the auditor not less than 21 days prior to the meeting, although, as a result of applicable securities laws, the time for notice is effectively longer. Under the OBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws requirements are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

A quorum for meetings is two persons present and holding, or represented by proxy, 33-1/3% of the issued shares entitled to be voted at the meeting. If a quorum is not present at the opening of the meeting, the shareholders may adjourn the meeting to a fixed time and place but may not transact any further business.

Holders of outstanding common shares are entitled to attend meetings of shareholders. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, the holders of preferred shares are not entitled as a class to receive notice of, or to attend or vote at any meetings of shareholders. Directors, the secretary (if any), the auditor and any other persons invited by the chairman or directors or with the consent of those at the meeting are entitled to attend at any meeting of shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Director Nominations

Pursuant to a bylaw relating to the advance notice of nominations of directors, shareholders seeking to nominate candidates for election as directors other than pursuant to a proposal or requisition of shareholders made in accordance with the provisions of the OBCA, must provide timely written notice to the corporate secretary. To be timely, a shareholder's notice must be received (i) in the case of an annual meeting of shareholders, not less than 60 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder must be received not later than the close of business on the 10th day following the date of such public announcement; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board of directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. This bylaw also prescribes the proper written form for a shareholder's notice.

Impediments to Change of Control

Our articles do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves our company.

Compulsory Acquisition

The OBCA provides that if, within 120 days after the date of a take-over bid made to shareholders of a corporation, the bid is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the bid relates, the offeror is entitled to acquire (on the same terms on which the offeror acquired shares under the take-over bid) the shares held by those holders of shares of that class who did not accept the take-over bid. If a shareholder who did not accept the take-over bid (a dissenting offeree) does not receive an offeror's notice, with respect to a compulsory acquisition (as described in the preceding sentence), that shareholder may require the offeror to acquire those shares on the same terms under which the offeror acquired (or will acquire) the shares owned by the shareholders who accepted the take-over bid.

Ownership and Exchange Controls

Competition Act

Limitations on the ability to acquire and hold common shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Mergers that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition (the "Commissioner"). Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in our company, whether or not it is subject to mandatory notification. This legislation grants the Commissioner jurisdiction, for up to one year for notifiable acquisitions and for up to three years for non-notifiable acquisitions, to challenge such acquisitions before the Canadian Competition Tribunal if it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

Investment Canada Act

The Investment Canada Act requires notification and, in certain cases, advance review and approval by the Government of Canada of an investment to establish a new Canadian business by a non-Canadian or of the acquisition by a non-Canadian of "control" of a "Canadian business", all as defined in the Investment Canada Act. Generally, the threshold for advance review and approval will be higher in monetary terms for an investor from a country that is a member of the World Trade Organization. The Investment Canada Act generally prohibits the implementation of such a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada.

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions. The acquisition of a majority of the voting shares of a corporation is deemed to be acquisition of control of that corporation. The acquisition of less than a majority but one-third or more of the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquiror through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be acquisition of control of that corporation.

In addition, under the Investment Canada Act, national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada, with the relevant test being whether such an investment by a non-Canadian could be "injurious to national security." The federal government typically subjects acquisitions of Canadian business that operate in the "critical mineral" supply chain to enhanced national security scrutiny (and vanadium is considered a "critical mineral"), especially where the potential purchaser is a state-owned enterprise. The Minister of Industry also has broad discretion to determine whether an investor is a non-Canadian and therefore may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find us and our common shares less attractive because we are governed by foreign laws.

Restrictions on Capital

There is no law, governmental decree or regulation in Canada that restricts the export or import of capital or which would affect the remittance of dividends or other payments by us to non-Canadian holders of our Common Shares or preferred shares, other than withholding tax requirements.

Neither our articles nor our bylaws contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

This summary above is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding the foregoing and securities law in the provinces and territories of Canada.

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, our management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that we spend in connection with each intended use of proceeds may vary from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities.

We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be "at-the-market" distributions or "at the market offerings" as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the TSXV, Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to a person who acquires Common Shares as beneficial owner and who, for the purposes of the Income Tax Act (Canada) (the "Tax Act"), and at all relevant times: (i) is not, and is not deemed to be, resident in Canada; (ii) does not use or hold and is not and will not be deemed to use or hold the Common Shares in connection with carrying on a business in Canada; (iii) deals at arm's length with the Company; (iv) is not affiliated with the Company; and (v) acquires and holds the Common Shares as capital property (a "Holder"). This summary does not apply to a Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an "authorized foreign bank" (as defined in the Tax Act). Such Holders should consult their own tax advisors.

Common Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Common Shares or is deemed to hold or use the Common Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon: (i) the current provisions of the Tax Act and the regulations thereunder (the "Regulations") in force as of the date hereof; (ii) all specific proposals ("Proposed Amendments") to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency ("CRA"). No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law, the CRA's administrative policies or assessing practices, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Dividends

Dividends paid or credited or deemed under the Tax Act to be paid or credited by the Company to a Holder on the Common Shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the "US Treaty"), the rate of withholding tax on dividends paid or credited to a Holder who is resident in the U.S. for purposes of the US Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the US Treaty (a "U.S. Holder") is generally limited to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of which Canada is a signatory, affects many of Canada's bilateral tax treaties (but not the US Treaty), including the ability to claim benefits thereunder. Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Dispositions of Common Shares

A Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Common Share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Common Share is, or is deemed to be, "taxable Canadian property" of the Holder for the purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Holder is resident.

Provided that the Common Shares are listed on a "designated stock exchange" for the purposes of the Tax Act (which currently includes the TSX), at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60 month period immediately preceding the disposition, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the Holder, (b) persons with whom the Holder did not deal at arm's length, and (c) partnerships in which the Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, "Canadian resource property" (as defined in the Tax Act), "timber resource property" (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, a Common Share may also be deemed to be taxable Canadian property to a Holder for purposes of the Tax Act in certain other circumstances. Holders should consult their own tax advisors as to whether their Common Shares constitute "taxable Canadian property" in their own particular circumstances.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Common Shares, Units and Warrants acquired pursuant to this offering and exercise, disposition, and lapse of Warrants, and the acquisition, ownership, and disposition of the Common Shares ("Warrant Shares") received upon exercise of such Warrants. The term "securities" as used in this summary includes the Common Shares, Units , Warrants, and Warrant Shares, as applicable.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of securities pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of the Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of the securities acquired pursuant to this offering that is for U.S. federal income tax purposes:

• a citizen or individual resident of the United States;

• a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

• an estate whose income is subject to U.S. federal income taxation regardless of its source; or

• a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired the securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold the securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the securities.

U.S. Federal Income Tax Consequences of the Acquisition of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a Unit or instruments similar to a Unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The purchase price for each Unit will be allocated between a Common Share and a Warrant in proportion to their relative fair market values at the time such securities are issued to the U.S. Holder. Each investor must make his or her own determination of such value based on all the relevant facts and circumstances. This allocation of the purchase price for each such Unit will establish a U.S. Holder's initial tax basis for U.S. federal income tax purposes in the Common Share and a Warrant that comprise each such type of Unit. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of a Common Share and a Warrant and the amount realized on the disposition should be allocated between the Common Share and the Warrant based on their respective relative fair market values at the time of disposition (as determined by each such Unit holder based on all relevant facts and circumstances).

The foregoing treatment of the Unit and a holder's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below.

Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a Unit (including alternative characterizations of a Unit). The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Passive Foreign Investment Company Rules

If we are considered a "passive foreign investment company" within the meaning of Section 1297 of the Code (a "PFIC") at any time during a U.S. Holder's holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the "PFIC income test") or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "PFIC asset test"). "Gross income" generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, "passive income" does not include any interest, dividends, rents, or royalties that are received or accrued by us from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax under the "Default PFIC Rules Under Section 1291 of the Code" discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of the securities are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of the securities.

In particular, and without limiting the foregoing, the Company does not believe that it was a PFIC for its most recent taxable year or that it will be for future taxable years. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year, and as a result, our PFIC status may change from year to year. The total value of our assets for purposes of the asset test generally will be calculated using the market price of the Common Shares or Warrant Shares, which may fluctuate considerably. Fluctuations in the market price of the Common Shares or Warrant Shares may result in us being a PFIC for any taxable year. Because of the uncertainties involved in establishing our PFIC status, there can be no assurance regarding whether we currently are treated as a PFIC, or may be treated as a PFIC in the future. If we are classified as a PFIC in any year during which a U.S. Holder holds the securities, we generally will continue to be treated as a PFIC as to such U.S. Holder in all succeeding years, regardless of whether we continue to meet the PFIC income test or PFIC asset test discussed above.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of the securities will depend on whether such U.S. Holder makes a "qualified electing fund" or "QEF" election (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to the Common Shares, or the Warrant Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a "Non-Electing U.S. Holder") will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the securities and (b) any excess distribution received on the securities. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the securities, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of the securities of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such securities (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the securities. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds the securities, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Common Shares, and Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such securities were sold on the last day of the last tax year for which we were a PFIC. No such election, however, may be made with respect to the Warrants.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the related Warrant. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for the Warrant Shares and Common Shares under the PFIC rules and the applicable elections differently.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the Common Shares or Pre-Funded Warrants to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder's holding period for the Common Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder of the Common Shares that are part of a Unit makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder's Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder makes a "purging" or "deemed sale" election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value. As a result of the "purging" or "deemed sale" election, the U.S. Holder will have a new basis and holding period in the Warrant Shares acquired upon the exercise of the Warrants for purposes of the PFIC rules. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the securities.

If we determine that we are a PFIC for this year or any future taxable year, we currently expect that we would provide the information necessary for U.S. Holders to make a QEF Election. U.S. Holders should consult with their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of the securities, and the availability of certain U.S. tax elections under the PFIC rules.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to the Common Shares and Warrant Shares only if such shares are marketable stock. The Common Shares and Warrant Shares generally will be "marketable stock" if the Common Shares and Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Common Shares and Warrant Shares are "regularly traded" as described in the preceding sentence, such shares are expected to be marketable stock. There can be no assurance that the common shares will be "regularly traded" in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules. A Mark-to-Market Election will likely not be available with respect to the Warrants. Accordingly, each U.S. Holder should consult its own tax advisor regarding the availability of a Mark-to-Market Election with respect to the Warrants. The balance of this discussion generally assumes that a Mark-to-Market Election may be made with respect Common Shares or Warrant Shares.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares or Warrant Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares or Warrant Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the Common Shares or Warrant Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares and Warrant Shares.

Any Mark-to-Market Election made by a U.S. Holder for the Common Shares will also apply to such U.S. Holder's Warrant Shares. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to its Common Shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder's holding period for Warrant Shares includes the period during which such U.S. Holder held the Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder's holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its securities. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares and any Warrant Shares as of the close of such tax year over (b) such U.S. Holder's tax basis in such securities. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder's adjusted tax basis in the Common Shares and any Warrant Shares, over (ii) the fair market value of such securities (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the Common Shares and Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of such securities, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the securities cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares and Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of securities that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the securities are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses the securities as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such securities.

In addition, a U.S. Holder who acquires securities from a decedent will not receive a "step up" in tax basis of such securities to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the securities.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

The following discussion describes the general rules applicable to the ownership and disposition of the Warrants but is subject in its entirety to the special rules described above under the heading "Passive Foreign Investment Company Rules."

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder's initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder's tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. It is unclear whether a U.S. Holder's holding period for the Warrant Share received on the exercise of a Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If we are a PFIC, a U.S. Holder's holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Warrant

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in the Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder's tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in the "earnings and profits" or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at "- Distributions on the Common Shares and Warrant Shares" below).

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of the Common Shares and Warrant Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Common Shares and Warrant Shares, but is subject in its entirety to the special rules described above under the heading "Passive Foreign Investment Company Rules."

Distributions on Common Shares and Warrant Shares

In general, subject to the PFIC rules discussed above, the gross amount of any distribution received by a U.S. Holder with respect to the Common Shares and Warrant Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Company's current and accumulated earnings and profits, as determined under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated "earnings and profits," such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in such securities and thereafter as gain from the sale or exchange of such securities (see "Sale or Other Taxable Disposition of the Common Shares and Warrant Shares" below). However, because the Company does not expect to maintain calculations of the Company's earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes.

Subject to applicable limitations and provided the Company is eligible for the benefits of the US Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate US Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company is not classified as a PFIC in the tax year of distribution or in the preceding tax year. Any amount of distributions treated as dividends generally will not be eligible for the dividends received deduction available to certain corporate U.S. Holders in respect of dividends received from U.S. corporations.

Distributions to a U.S. Holder with respect to the Common Shares or Warrant Shares may be subject to Canadian non-resident withholding tax. Any Canadian withholding tax paid will not reduce the amount treated as received by the U.S. Holder for U.S. federal income tax purposes. However, subject to limitations imposed by U.S. law, a U.S. Holder may be eligible to receive a foreign tax credit for

Sale, Exchange or Other Taxable Disposition of Common Shares and Warrant Shares

Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of the Common Shares or Warrant Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Common Shares or Warrant Shares. If any foreign tax is imposed on the sale, exchange or other disposition of the Common Shares or Warrant Shares, a U.S. Holder's amount realized will include the gross amount of the proceeds of the disposition before deduction of the tax. A U.S. Holder's initial tax basis in the Common Shares generally will equal the cost of such Common Shares. Such gain or loss will be a long-term capital gain or loss if the Common Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of the securities generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the securities (or with respect to any constructive dividend on the Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U. S. Holders may be subject to these reporting requirements unless the securities are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938. In addition, U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Common Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W 9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments may be exempt from the dividend withholding tax rules or otherwise eligible for a reduced withholding rate. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SECURITIES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

TRADING PRICE AND VOLUME

Our Common Shares are listed on Nasdaq and the TSX under the symbol "LGO". Trading price and volume of the Common Shares will be provided in each Prospectus Supplement.

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an offering and the net tangible book value per share of Common Shares immediately after an offering.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian and United States legal matters relating to the offering of such Securities will be passed upon for us by Stikeman Elliott LLP as to matters relating to Canadian law and by Troutman Pepper Locke LLP as to matters relating to United States federal securities law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

INTERESTS OF EXPERTS

Our auditors are KPMG LLP ("KPMG"), Independent Registered Public Accounting Firm, located in Toronto, Ontario. KPMG has advised us that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations, and also that they are independent accountants with respect to the Company under all relevant United States professional and regulatory standards.

The financial statements of Largo as at and for the years ended December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, included in this Prospectus, have been audited by KPMG. Such financial statements are included in this Prospectus in reliance upon the report of such firm given their authority as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated financial statements contains an explanatory paragraph that states the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

TRANSFER AGENT, REGISTRAR AND AUDITOR

The transfer agent and registrar for our Common Shares is TSX Trust Company at its principal office in Toronto, Canada.

KPMG LLP, Chartered Professional Accountants and Licensed Public Accountants, located in Toronto, Ontario is our independent registered public accounting firm and has been appointed as our independent auditor.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this Prospectus. See "Publicly Available Information on Largo" and "Documents Incorporated by Reference" above.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $150,000,000 of Securities under the offering.

SEC registration fees	$22,965
Nasdaq Listing fees	(1)
TSX Listing fees	(1)
Printing Expenses	(1)
Legal fees and expenses	(1)
Accountants' fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	$22,965

Notes:

(1) To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

Largo is a corporation governed by the Business Corporations Act (Ontario), and a substantial portion of our assets are outside of the United States. Most of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus and any accompanying Prospectus Supplement, as applicable. This Prospectus and any accompanying Prospectus Supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the Commissions annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 40-F or Form 20-F, as applicable, containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.